AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         ALLIANCE NATIONAL INCORPORATED,

                             ALLIANCE HOLDING, INC.,

                   INTEROFFICE SUPERHOLDINGS CORPORATION, AND

                         INTEROFFICE SUPERHOLDINGS, LLC

                          DATED AS OF NOVEMBER 9, 1998



                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of November 9, 1998 (this "Agreement"), by and among ALLIANCE NATIONAL INCORPORATED, a Nevada corporation ("Parent"), ALLIANCE Holding, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Holding"), INTEROFFICE SUPERHOLDINGS CORPORATION, a Delaware corporation ("Subject Company"), and INTEROFFICE SUPERHOLDINGS, LLC, a Delaware limited liability company (the "Shareholder").

          WHEREAS, the Boards of Directors of Parent and Subject Company have each approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein; and

          WHEREAS, the Boards of Directors of Parent and Subject Company have each determined that the transactions provided for herein and contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals.

          NOW, THEREFORE,

          In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1. Defined Terms. As used in this Agreement, the following terms have the meanings indicated:

          (a) "AFFILIATE" of a person shall mean any (i) person which directly or indirectly Controls, is Controlled by, or is under common Control with such person, or (ii) executive officer, director or member of such person. For this purpose, "executive officer" shall have the meaning given to such term in Rule 501 promulgated under the Securities Act.

          (b) "AFFILIATED GROUP" shall mean any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

          (c) "AMENDED AND RESTATED ARTICLES" shall mean the Amended and Restated Articles of Incorporation of Parent, substantially in the form of Exhibit A annexed hereto.

          (d) "BUSINESS DAY" shall mean a day other than a Saturday or Sunday on which both federally and New York State chartered banks are open for business in New York City.

          (e) "CAPITAL LEASE" shall mean a lease accounted for as a capital lease in accordance with GAAP.

          (f) "CENTER" shall mean an executive office suite center.

          (g) "CERTIFICATE OF MERGER" shall mean the certificate of merger to be filed with the Delaware Secretary.

          (h) "CERTIFICATES OF DESIGNATION" shall mean the Series A Certificate of Designation, the Series B Certificate of Designation and the Series C Certificate of Designation.

          (i) "CLOSING DATE" shall have the meaning set forth in Section 3.1 hereof.

          (j) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (k) "CONTROL" shall mean the power, through voting control, contract or otherwise, to direct the management and policies of the Person controlled and the terms "Controls" and "Controlled" shall have a correlative meaning.

          (l) "CREDIT AGREEMENT" shall mean the Credit Agreement dated as of January 16, 1997, as such agreement has been and may be amended, supplemented, refinanced, modified or replaced, with certain financial institutions party thereto from time to time and Paribas, as Agent, or any other successor Agent thereto.

          (m) "DELAWARE SECRETARY" shall mean the Secretary of State of the State of Delaware.

          (n) "DGCL" shall mean the Delaware General Corporation Law.

          (o) "EFFECTIVE TIME" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

          (p) "ENVIRONMENTAL LAWS" shall mean common law standards relating to environmental protection, human health or safety, and any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          (q) "ESTIMATION DATE" shall mean the date which is the last Business Day of the month preceding the month in which the Closing shall occur.

          (r) "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

          (s) "GOVERNMENTAL ENTITY" shall mean any court, administrative agency or commission or other governmental authority or instrumentality or selfregulatory organization, whether foreign, federal, state or local.

          (t) "HAZARDOUS MATERIAL" means any substance, material or waste that is regulated by the United States, the foreign jurisdictions in which the party in question conducts business, or any state or local governmental authority including, without limitation, petroleum and its byproducts, asbestos, and any material or substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

          (u)   "HSR  ACT   "shall   mean  the   HartScottRodino   Antitrust
Improvements Act of 1976, as amended.

          (v) "INDEPENDENT AUDITOR" shall mean any "Big Five" accounting firm, other than PricewaterhouseCoopers LLP or Ernst & Young LLP or any other such firm that is then acting as the independent public accountant (as defined under the Securities Act) for any party hereto.

          (w) "INJUNCTION" shall mean any order, decree or injunction issued by any court or agency of competent jurisdiction.

          (x) "LIEN" shall mean any lien, charge, encumbrance, mortgage, pledge, adverse right or claim or security interest, whether or not recorded.

          (y) "LOSSES" shall mean any and all losses, amounts paid in settlement of demands and claims, actions, liabilities, costs, penalties, fines, tax obligations, damages, judgments, proceedings, Injunctions, awards, costs of investigation and expenses (including, without limitation attorneys', accountants' consultants' and experts' reasonable fees and expenses), including, without limitation, any of the foregoing relating to the enforcement of any party's rights to indemnification hereunder.

          (z) "LOSS THRESHOLD" shall mean $750,000.

          (aa) "LP ROLL UP" shall mean the proposed purchase by Parent of the limited partnership units of the seven partnerships set forth on Section 5.2(c) of the Parent Disclosure Schedule.

          (bb) "MATERIAL ADVERSE EFFECT" when used with respect to any party, shall mean a material adverse effect, individually or in the aggregate with other applicable items, transactions or events, on the business, assets, liabilities, results of operations, financial condition or prospects of such party and its Subsidiaries taken as a whole.

          (cc) "NEVADA SECRETARY" shall mean the Secretary of State of the State of Nevada.

          (dd)  "PARENT  BOARD"  shall mean the Board of  Directors  of Parent.

          (ee) "PARENT CLASS A COMMON STOCK" shall mean the Class A Common Stock, par value $.01 per share, of Parent which will be created upon filing of the Amended and Restated Articles and into which shares of Parent Common Stock outstanding immediately prior to such filing will be redesignated automatically and without any action on the part of Parent or any holder thereof upon such filing.

          (ff) "PARENT CLASS B COMMON STOCK" shall mean the Class B Common Stock, par value $.01 per share, of Parent which will be created upon filing of the Amended and Restated Articles, and shares of which may be issued upon the conversion of the Series C Preferred Stock (which shall be effected by delivery of the certificates therefor and without payment of any additional consideration by the holder thereof).

          (gg) "PARENT COMMON STOCK" shall mean (i) prior to the filing of the Amended and Restated Articles, the common stock, par value $0.01 per share, of Parent as existing on the date hereof, and (ii) after such filing, the Parent Class A Common Stock and the Parent Class B Common Stock, collectively.

          (hh) "PARENT DISCLOSURE SCHEDULE" shall mean that certain disclosure schedule of Parent delivered to the Shareholder pursuant to the terms of this Agreement.

          (ii) "PARENT PREFERRED STOCK" shall mean, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

          (jj) "PARTNERS" shall mean RSI I/O Holdings, Inc., JAH I/O LLC, RFIA, LLC and Rieger I/O LLC.

          (kk) "PERMITTED LIENS" shall mean any (i) Liens expressly reflected in the financial statements of a party delivered pursuant to this Agreement or described in the Parent Disclosure Schedule or Subject Company Disclosure Schedule, as the case may be, delivered pursuant to this Agreement, (ii) Liens on the use of any properties or assets of a party hereto or irregularities in title thereto which, individually and in the aggregate, do not in any material respect detract from the value of, or impair the use of, such properties or assets by such party in the operation of its business, (iii) Liens for current taxes, assessments or governmental charges of levies on property not yet due and delinquent, (iv) inchoate Liens arising in the ordinary course of business with respect to matters not yet due and delinquent and (v) Liens which constitute valid leases or subleases between any party hereto (or any Subsidiaries of such party) and any other Person; provided, however, that, notwithstanding the foregoing, no Lien shall be considered a Permitted Lien if not expressly permitted under the terms of the Credit Agreement (as in effect on the date of this Agreement).

          (ll) "PERSON" means any individual, proprietorship, partnership, corporation, limited liability company, trust, estate, or other form of entity.

          (mm) "REC" shall mean Reckson Executive Centers, Inc.

          (nn) "REC MERGER" shall mean the merger of ANI Holding, Inc., a wholly owned Subsidiary of Parent, with and into REC immediately after the Effective Time.

          (oo) "REC MERGER AGREEMENT" shall mean the merger agreement relating to the REC Merger.

          (pp) "REPRESENTATIVE" shall mean, with respect to any party, any of such party's officers, directors, employees, representatives or agents.

          (qq) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          (rr) "SERIES A CERTIFICATE OF DESIGNATION" shall mean the Fourth Amended and Restated Certificate of Designation of Series A Preferred Stock to the Articles of Incorporation of Parent, substantially in the form of Exhibit B annexed hereto.

          (ss) "SERIES A PREFERRED STOCK" shall mean the Series A Convertible Preferred Stock, par value $0.01 per share, of Parent.

          (tt) "SERIES B CERTIFICATE OF DESIGNATION" shall mean the Amended and Restated Certificate of Designation of Series B Preferred Stock to the Articles of Incorporation of Parent, substantially in the form of Exhibit C annexed hereto.

          (uu) "SERIES B PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock, par value $0.01 per share, of Parent.

          (vv) "SERIES C CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation of Series C Preferred Stock to the Articles of Incorporation of Parent, substantially in the form of Exhibit D annexed hereto.

          (ww) "SERIES C PREFERRED STOCK" shall mean the Series C Convertible Preferred Stock, par value $0.01 per share, of Parent.

          (xx) "SHAREHOLDER CONTRIBUTION" shall mean the cash amount to be paid by the Shareholder to Parent in accordance with Article III.

          (yy) "STOCKHOLDERS' AGREEMENT" shall mean the Amended and Restated Stockholders' Agreement in the form of Exhibit E attached hereto.

          (zz) "SUBJECT COMPANY BOARD" shall mean the Board of Directors of Subject Company.

          (aaa) "SUBJECT COMPANY COMMON STOCK" shall mean the shares of Subject Company common stock, par value $0.01 per share.

          (bbb) "SUBJECT COMPANY DISCLOSURE SCHEDULE" shall mean that certain disclosure schedule of Subject Company delivered to Parent pursuant to the terms of this Agreement.

          (ccc) "SUBSIDIARY" when used with respect to any party shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, of which a majority of the outstanding voting securities or other voting equity interests are owned or Controlled, directly or indirectly, by such party or of which such party or any Subsidiary of such party is acting as general partner.

          (ddd) "TAXES" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or addon minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          (eee) "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE II

                                   THE MERGER

          2.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with Section 251 of the DGCL at the Effective Time, Holding shall merge with and into Subject Company (the "Merger"). Subject Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be ALLIANCE Holding, Inc. Upon consummation of the Merger, the separate corporate existence of Holding shall terminate. 1.1.

          2.2. Effective Time. The Merger shall become effective as set forth in the Certificate of Merger which shall be filed with the Delaware Secretary on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

          2.3. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 259 and 261 of the DGCL.

          2.4. Conversion of Subject Company Common Stock. At the Effective Time by virtue of the Merger and without any action on the part of Parent, Holding, Subject Company or the Shareholder:

          (a) All of the issued and outstanding shares of the Subject Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, at the Effective Time, by operation of law and pursuant to this Agreement into an aggregate number of shares (the "Aggregate C Shares") of Series C Preferred Stock (which Aggregate C Shares issued hereunder, when added to the shares of Series C Preferred Stock to be issued pursuant to the REC Merger, will represent 100% of the issued and outstanding shares of the Series C Preferred Stock) that would represent 32.64% of the Fully Diluted Capitalization (as defined in the Stockholders' Agreement) as of the Effective Time (and giving effect to the Merger and the REC Merger).

          (b) All of the shares of Subject Company Common Stock converted into the right to receive Series C Preferred Stock pursuant to this Article II shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of Subject Company Common Stock shall thereafter represent the right to receive a certificate representing the number of whole shares (after rounding to the nearest whole share) of Series C Preferred Stock into which the Subject Company Common Stock has been converted pursuant to this Article II.

          2.5. Parent Common Stock; Parent Preferred Stock. At and after the Effective Time, each share of Parent Common Stock, Series A Preferred Stock and Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Parent Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, and shall not be affected by the Merger.

          2.6. Holding Common Stock. Each of the issued and outstanding shares of the common stock of Holding immediately prior to the Effective Time shall remain issued and outstanding after the Merger as shares of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding shares of common stock of the Surviving Corporation. No capital stock of Holding will be issued or used in the Merger.

          2.7. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Holding, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

          2.8. Bylaws. At the Effective Time, the Bylaws of Holding, as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation.

          2.9. Tax Consequences' Accounting Treatment. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code; provided, however, that each party hereto acknowledges and agrees that no party hereto shall have any liability to any other party hereto and there shall be no claims made against any party hereto in the event that such intended tax consequences are not realized. The Merger shall be accounted for under the purchase method of accounting.

                                  ARTICLE III

                  CLOSING; PAYMENT OF SHAREHOLDER CONTRIBUTION

          3.1. Closing; Payment of Estimated Shareholder Contribution.

          (a) At least three Business Days prior to the Closing Date, each of Parent and Subject Company shall deliver to the other party the schedules required to be delivered by it pursuant to Section 3.4(a) or Section 3.4(b) hereof, as the case may be, but prepared as of, and using amounts determined as of, the Estimation Date instead of the Closing Date. Based on the schedules so delivered by each party, Parent and Subject Company shall jointly calculate the Shareholder Contribution as of the Estimation Date in the manner required by
Section 3.3 hereof (the "Estimated Shareholder Contribution").

          (b) Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Morrison Cohen Singer & Weinstein, LLP, at 9:00 a.m. on a date to be specified by the parties, which shall be the first day which is (x) at least two Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof, other than conditions which by their terms are to be satisfied at Closing, and (y) the last Business Day of a month, or such other date or time as the parties may mutually agree (the "Closing Date").

          (c) On the Closing Date, the following actions shall be taken:

                    (i) Parent shall deliver to each Partner a certificate for the number of shares equal to the Aggregate C Shares multiplied by a ratio, the numerator of which is the number of shares of Subject Company Common Stock owned by such Partner immediately prior to the Effective Time, and the denominator of which is the total number of issued and outstanding shares of Subject Company Common Stock immediately prior to the Effective Time;

                    (ii) the Partners shall deliver to Parent all of their respective Common Certificates, together with such other documents as Parent may reasonably request in order to effect the surrender and cancellation of such Common Certificates;

                    (iii) if the Estimated Shareholder Contribution is a positive number, the Partners shall pay to the bank account of the Subject Company immediately prior to the Effective Time (or, if such payment is not made by the Partners, the Shareholder shall pay to Parent by wire transfer to such account as Parent shall designate in writing at least two Business Days prior to the Closing (the "Parent Account")) an amount equal to the Estimated Shareholder Contribution;

                    (iv) if the Estimated Shareholder Contribution is a negative number, Parent shall pay to the Shareholder by wire transfer to such account the Shareholder shall designate in writing at least two Business Days prior to the Closing (the "Shareholder's Account") an amount equal to the absolute value of the Estimated Shareholder Contribution;

                    (v) the Shareholder shall deliver to Parent the original stock certificates representing all of the issued and outstanding shares of Subsidiaries of Subject Company; and

                    (vi) each party shall take such other actions (including, without limitation, the filing of the Certificate of Merger), and shall execute and deliver such other documents or certificates as shall be required under the terms of this Agreement.

          3.2. Certain Definitions. The following definitions shall apply for the purpose of calculating the amount of the Shareholder Contribution:

          (a)  "EBITDA"   shall  mean  net  income  before   interest,   taxes,
depreciation and amortization.

          (b) "OUTSTANDING LIMITED PARTNERSHIP PERCENTAGE" shall mean, for any limited partnership that is the subject of the LP Roll Up, the quotient obtained by dividing (i) the number of limited partnerships units of such partnership that have not been acquired by Parent on or prior to the Closing Date, and (ii) the total number of limited partnerships units issued for such partnership.

          (c) "PARENT BASELINE CENTERS" shall mean the Centers owned by Parent or any of its Subsidiaries listed on Schedule 1.

          (d) "PARENT NEW ACQUIRED CENTER" shall mean any Center listed on and specified as a "Parent New Acquired Center" on Schedule 2 (which specifically shall indicate whether such Center has been acquired or whether a definitive contract has been executed by the parties thereto) and any other Center acquired by Parent from the date hereof to the Closing Date if such acquisition was approved by the Subject Company in accordance with Section 6.1 hereof.

          (e) "PARENT NEW DEVELOPED CENTER" shall mean any Center listed on and specified as a "Parent New Developed Center" on Schedule 2 and any other Center developed by Parent from the date hereof to the Closing Date if such development was approved by the Subject Company in accordance with Section 6.1 hereof.

          (f) "PARENT REDUCED EBITDA VALUE" shall mean (A) the product of (i) the sum of the lost EBITDA for all of the Parent RollUp Centers (as determined in accordance with the immediately following sentence) and (ii) eight reduced by (B) the product of (i) the amount by which the sum of the EBITDA for all of the Parent Baseline Centers for the twelvemonth period ending on the Closing Date (or if the Closing Date is not the last day of a month, on the last day of the last full calendar month prior to the Closing Date) (the "Adjustment Date") exceeds the sum of the EBITDA for all of the Parent Baseline Centers set forth on Schedule 1 and (ii) eight. The lost EBITDA for any such Parent RollUp Center shall be an amount equal to the EBITDA for such Parent RollUp Center set forth on Schedule 1 attached hereto multiplied by the Outstanding Limited Partnership Percentage.

          (g) "PARENT ROLL UP CENTER" shall mean any Parent Baseline Center that is leased by any of the partnerships (i) that are the subject of the LP Roll Up and (ii) as to which Parent has not acquired as of the Closing Date all of the limited partnerships therein.

          (h) "SUBJECT COMPANY BASELINE CENTERS" shall mean the Centers owned by Subject Company or any of its Subsidiaries listed on Schedule 3.

          (i) "SUBJECT COMPANY LOST CENTER" shall mean any Subject Company Baseline Center as to which a Lease Consent has been designated as required to be obtained on Schedule 5 annexed hereto (referred to in Section 3.5(a) hereof) and as to which Subject Company has not obtained the requisite consent or approval under the terms of the applicable lease in order to permit the succession as a result of the Merger by the Surviving Corporation or any of its Subsidiaries, respectively, as tenant under the lease related thereto.

          (j) "SUBJECT COMPANY NEW ACQUIRED CENTER" shall mean any Center listed on and specified as a "Subject Company New Acquired Center" on Schedule 4 (which specification shall indicate whether such Center has been acquired or whether a definitive contract has been executed by the parties thereto) and any other Center acquired by the Subject Company from the date hereof to the Closing Date if such acquisition was approved by Parent in accordance with
Section 6.1 hereof.

          (k) "SUBJECT COMPANY NEW ACQUIRED CENTER COST" shall mean the aggregate capitalized cost, determined in accordance with GAAP, of all Subject Company New Acquired Centers that have been acquired on or prior to the Effective Time; provided, however, that such costs shall not include (i) any cost allocated by any Affiliate of Subject Company, (ii) any cost which is or should be recorded in an intercompany account or (iii) any general or administrative cost.

          (l) "SUBJECT COMPANY NEW DEVELOPED CENTER" shall mean any Center listed on and specified as a "Subject Company New Developed Center" on Schedule 4 and any other Center developed by Subject Company from the date hereof to the Closing Date if such acquisition was approved by Parent in accordance with
Section 6.1 hereof.

          (m) "SUBJECT COMPANY REDUCED EBITDA VALUE" shall mean (A) the product of (i) the sum of the EBITDA for all of the Subject Company Lost Centers (as determined in accordance with the immediately following sentence) and (ii) seven reduced by (B) the product of (i) the amount by which the sum of the EBITDA for all of the Subject Company Remaining Baseline Centers for the twelvemonth period ending on the Adjustment Date exceeds the sum of the EBITDA for all of the Subject Company Remaining Baseline Centers set forth on Schedule 3 and (ii) seven. The EBITDA for any such Subject Company Lost Center shall be the amount of EBITDA for such Subject Company Lost Center set forth on Schedule 3 attached hereto.

          (n) "SUBJECT COMPANY REMAINING BASELINE CENTERS" shall mean any Subject Company Baseline Center, other than any Subject Company Lost Center.

          3.3. Calculation of Shareholder Contribution. The Shareholder Contribution shall be equal to $8,400,000, increased or decreased, as the case may be, by the net amount of the following adjustments provided in this Section 3.3:

          (a) Subject Company New Acquired Center Adjustment. The amount of the Shareholder Contribution shall be decreased by 100% of the amount of Subject Company New Acquired Center Cost.

          (b)  Reduced  EBITDA  Adjustment.   The  amount  of  the  Shareholder
Contribution shall be decreased by 662/3% of the amount equal to the Parent Reduced EBITDA Value.

          (c) LP Roll Up Adjustment. The amount of the Shareholder Contribution shall be decreased by 662/3% of the amount by which cash payments made in connection with the LP Roll Up to limited partners of the seven limited partnerships set forth on Section 5.2(c) of the Parent Disclosure Schedule, exceeds the amount of cash subscriptions received by Parent (which are permitted under clause (iii) of Section 6.2(a)) for shares of capital stock of Parent which it may sell between the date of this Agreement and the Effective Time.

          Without affecting the foregoing adjustments in any manner, it is the intent of the parties that Parent draw down from its available line of credit under the Credit Agreement to the maximum extent allowable therein to leverage the Subject Company New Acquired Center Costs.

          3.4. Closing Adjustment Documents. The following procedures shall be followed in the calculation of the Shareholder Contribution as contemplated by
Section 3.3 hereof:

          (a) As soon as reasonably practicable following the Closing Date, and in no event more than 45 days thereafter, Parent shall prepare and deliver to the Shareholder a schedule calculating the amount of Parent Reduced EBITDA Value and the amount of the adjustment contemplated by Section 3.3(c).

          (b) As soon as reasonably practicable following the Closing Date, and in no event more than 45 days thereafter, the Shareholder shall prepare and deliver to Parent a schedule calculating the amount of Subject Company New Acquired Center Cost. Parent shall provide the Shareholder and an independent accountant representing the Shareholder with reasonable access to the books, records, facilities and personnel of Parent in a manner which does not unduly disrupt or interfere with the business and operations of Parent so that the Shareholder and such independent accountant may prepare the schedules required by this Section 3.4(b).

          (c) Within 10 days after  delivery  of the  schedules  referred to in
Section 3.4 (a) and Section 3.4(b) (the "Closing Adjustment Documents"), each of the parties shall prepare and deliver to the other a calculation of the Shareholder Contribution as of the Closing Date (the "Final Shareholder Contribution").

          (d) Within 30 days after the delivery of the Closing Adjustment Documents, the recipient may dispute all or any portion of the Closing Adjustment Documents, or the calculation of the Final Shareholder Contribution, by giving written notice (a "Notice of Disagreement") to Parent or the Shareholder, as the case may be, setting forth in reasonable detail the basis for such dispute (any such dispute being hereinafter called a "Disagreement"). The failure by a recipient to deliver a Notice of Disagreement on or prior to the 30th day after the receipt thereof shall absent manifest error in such documents constitute an irrevocable acceptance by such recipient of the Closing Adjustment Documents in the form delivered by the provider, and of the provider's calculation of the Final Shareholder Contribution; provided, however, that such acceptance shall not deemed to be a waiver of any party's right to indemnification in accordance with the terms and conditions of Article X hereof. If the recipient delivers a Notice of Disagreement during such 30 day period, the parties shall promptly commence good faith negotiations with a view to resolving such Disagreement.

          (e) If the recipient shall deliver a Notice of Disagreement and the provider shall not dispute all or any portion of such Notice of Disagreement by giving written notice to the recipient setting forth in reasonable detail the basis for such dispute within 10 days following the delivery of the Notice of Disagreement, the provider shall be deemed to have irrevocably accepted the Closing Adjustment Documents and the calculation of the Final Shareholder Contribution, as modified in the manner described in the Notice of Disagreement. If the provider disputes all or any portion of the Notice of Disagreement within the 10 day period specified in the previous sentence, and the parties are not able to resolve the Disagreement within 10 days after the delivery by the provider of its dispute of the Notice of Disagreement, such Disagreement shall be referred to an Independent Auditor for determination of the disputed amounts in accordance with this Agreement. The determination of such firm shall be final and binding upon the parties and the amount so determined shall be used to complete the calculation of the Final Shareholder Contribution. Parent and Subject Company shall use their reasonable good faith efforts to cause such firm to render its determination as soon as practicable after referral of the Disagreement. The fees and expenses of such firm shall be paid by Parent (so that Shareholder, together with the Shareholder as defined in the REC Merger Agreement, shall thereby indirectly bear 40% of the cost thereof). The parties shall cooperate with each other and such firm with respect to the resolution of any Disagreement, such cooperation to include reasonable access to books, records, facilities and personnel.

          (f) On the 30th day (or such shorter period as the Shareholder may have completed any capital call necessary to pay any amount due and owing pursuant to this paragraph (f)) following the day on which the Final Shareholder Contribution shall have been finally determined pursuant to the terms of this Section 3.4 (the "Final Settlement Date"), (i) if the Final Shareholder Contribution exceeds the Estimated Shareholder Contribution, the Shareholder shall pay the difference to Parent by wire transfer in immediately available funds to Parent's Account, or (ii) if the Estimated Shareholder Contribution exceeds the Final Shareholder Contribution, Parent shall pay the difference to the Shareholder by wire transfer in immediately available funds to the Shareholder's Account. Any payments pursuant to this Section 3.4(f) shall include interest on such amount for the number of days from and including the Closing Date to but excluding the Final Settlement Date calculated at the Federal Funds Rate as published in the "Money Rates" section of The Wall Street Journal as of the Closing Date.

          3.5. ADDITIONAL POSTCLOSING ADJUSTMENTS.

          (a) Schedule 5 annexed hereto lists those Subject Company Real Property Leases (as such term is defined in Section 4.18(a) hereof) for which Parent and Shareholder have agreed that the consent of the landlord thereunder (a "Lease Consent") is required in order for the Surviving Corporation and its Subsidiaries to be able to succeed to the rights of the tenant under such Subject Company Real Property Leases. If Subject Company has completed the acquisition of any Subject Company New Acquired Center after the date of this Agreement and prior to the Closing Date, then any consent of a landlord of any such Center which may be required under the terms of the lease thereof in order for the Surviving Corporation and its Subsidiaries to be able to succeed to the rights of the tenant under such lease, shall also be within the term "Lease Consent" as used in this Agreement. In the event that any Lease Consent has not been obtained on or prior to the Closing Date (each, a "Remaining Lease Consent"), then following the Closing, the Shareholder shall continue to use its reasonable good faith efforts to obtain such Remaining Lease Consents and Parent shall cooperate with the Shareholder in connection therewith. Any and all costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred in connection with obtaining Lease Consents or arising out of the failure to obtain any Lease Consent (including the costs and expenses of Parent and its Subsidiaries) shall be borne by the Shareholder, and immediately prior to the Effective Time the Shareholder shall pay any such amounts incurred prior to the Effective Time (or, at the option of the Shareholder, the Shareholder Contribution may be increased by any such amounts which are payable and Parent shall then pay such amounts). The Shareholder shall indemnify and hold harmless Subject Company and Parent and their respective Subsidiaries for any and all such costs and expenses (whether incurred prior to or after the Effective Time). Each Remaining Lease Consent which has not been obtained by the Closing Date shall be listed on an amended
Schedule 5 to be jointly prepared by the Shareholder and Parent and delivered on or prior to the Closing Date. The Shareholder's obligations under this
Section 3.5 (other than remaining indemnification obligations with respect to costs and expenses previously incurred which shall survive until payment has been made) shall terminate with respect to each Remaining Lease Consent upon the earliest to occur of (i) the receipt of such Remaining Lease Consent, (ii) the second anniversary of the Effective Time, and (iii) an IPO (as defined in Section 10.1 hereof); provided, however, that in the event that, prior to the earliest of such dates, the landlord of the premises that is the subject of such Remaining Lease Consent has advised Parent or its Subsidiaries that such landlord intends to seek remedies under the lease or by law by reason of the failure to obtain such landlord's consent, then (A) Shareholder's obligations under this Section 3.5 (other than remaining indemnification obligations with respect to costs and expenses previously incurred which shall survive until payment has been made) shall survive until the earlier to occur of (i) receipt of such Remaining Lease Consent and (ii) the payment of the amount required under Section 3.5 hereof, and (B) the mitigation provisions of Section 3.5(c) shall become applicable. For purposes of the indemnification under this Section 3.5(a), indemnifiable costs and expenses shall not include (x) any multiple of lost revenues attributable or arising out of such failure to obtain a Lease Consent, or (y) any relocation costs or increased rent.

          (b) In the event that any Remaining Lease Consent has not been obtained and the landlord of the premises that is the subject of Remaining Lease Consent has terminated the lease in question, then, in addition to any amounts as to which Parent may be entitled to indemnification pursuant to
Section 3.5(a), the Shareholder shall pay to Parent the adjustments set forth in the following clauses (i) and (ii):

                    (i) If the lease in question relates to a Subject Company Baseline Center, there shall be computed an amount (the "Individual Lost Center Amount") equal to (A) the product of (1) the EBITDA for such Subject Company Baseline Center set forth on Schedule 3 attached hereto and (2) seven, plus (B) any relocation costs and increased rent associated with the development of any new Center which Parent intends as a replacement for the Center as to which the lease was terminated (each, a "Replacement Center"), less (C) the product of (1) the projected EBITDA (as jointly determined by the Shareholder and Parent) of such Replacement Center for the twelvemonth period commencing on the 60th day after the opening of such Replacement Center and (2) seven. Shareholder shall pay to Parent (X) the sum of the Individual Lost Center Amounts, reduced by (Y) the product of (1) the amount by which the sum of the EBITDA for all Subject Company Baseline Centers for the twelve month period ending on the Adjustment Date exceeds the sum of the EBITDA for all Subject Company Baseline Centers set forth on Schedule 3, and (2) seven (for purposes of this subclause (Y) the calculation shall exclude any Subject Company Baseline Center for which an Individual Lost Center Amount is required to have been computed under this clause (i)). The computation under this clause (i) shall be made as of the first and second anniversaries of the Closing Date if there are any Individual Lost Center Amounts (not previously adjusted for) on such anniversary dates, and payment of the adjustment amount, if any, shall be made promptly after each such calculation.

                    (ii) If the lease in question relates to a Subject Company New Acquired Center, Shareholder shall pay to Parent an amount equal to the amount by which the Shareholder Contribution has been reduced pursuant to Section 3.3(a) as a result of such Subject Company New Acquired Center.

          (c) If the landlord of the premises that is the subject of a Remaining Lease Consent has advised Parent or its Subsidiaries that such landlord intends to seek remedies under the lease or by law by reason of the failure to obtain such landlord's consent, or actually seeks such remedies and/or terminates the lease, Parent shall advise Shareholder of Parent's intended response to such landlord, and of any plans which Parent may have to develop a Replacement Center for the premises in question. Shareholder may request that Parent take reasonable specific actions which could reasonably be expected to mitigate the claims and adjustments which Parent would otherwise have pursuant to Sections 3.5(a) and 3.5(b), and which actions would not otherwise materially interfere with or be materially inconsistent with Parent's business plans. If Parent fails to take such requested actions, the claims and adjustments which Parent would otherwise have under Sections 3.5(a) and 3.5(b) shall be reduced by the amount which could reasonably be expected to have been saved if Parent had taken the actions requested by Shareholder. The provisions of this Section 3.5(c) are not intended to and shall not reduce any obligation which Parent would have under applicable law to mitigate damages relating to any claims against Shareholder.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                      SUBJECT COMPANY AND THE SHAREHOLDER

          Each of Subject Company and the Shareholder hereby represents and warrants, jointly and severally, to Parent as follows:

          4.1. CORPORATE ORGANIZATION

          (a) Subject Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Subject Company
(i) has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, (ii) does business in the jurisdictions set forth in Section 4.1(a) of the Subject Company Disclosure Schedule and (iii) is duly licensed or qualified to do business in each jurisdiction set forth in Section 4.1(a) of the Subject Company Disclosure Schedule. The copies of the Certificate of Incorporation and Bylaws of Subject Company included in Section 4.1 of the Subject Company Disclosure Schedule are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          (b) Each Subsidiary of Subject Company (i) is duly organized and validly existing as a corporation, partnership or limited liability company under the laws of its jurisdiction of organization and (ii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Section 4.1(b) of the Subject Company Disclosure Schedule lists all Subsidiaries of the Subject Company and, for each Subsidiary, its jurisdiction of organization and all other jurisdictions where such Subsidiary does business and is qualified to do business.

          4.2. CAPITALIZATION.

          (a) The authorized capital stock of Subject Company consists of 1,000,000 shares of Subject Company Common Stock. As of the date of this Agreement, there are 11,467.89 shares of Subject Company Common Stock issued and outstanding (all of which are owned by the Partners), no shares of Subject Company Common Stock held in Subject Company's treasury and no shares of Subject Company Common Stock reserved for issuance. Except for those agreements set forth on Section 4.2(a) of the Subject Company Disclosure Schedule (which shall be terminated and of no force and effect on or prior to the Effective
Time), Subject Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Subject Company Common Stock or any other equity securities of Subject Company or any securities representing the right to purchase or otherwise receive any shares of Subject Company Common Stock. Except for those agreements set forth on
Section 4.2(a) of the Subject Company Disclosure Schedule (which shall be terminated and of no force and effect on or prior to the Effective Time), there are no agreements or understandings with respect to the voting, sale, transfer, preemptive rights, rights of first refusal, rights of first offer, proxy or registration of any shares of capital stock of Subject Company. The Partners own all of the issued and outstanding shares of Subject Company Common Stock, free and clear of any Liens (other than those resulting from the agreements listed on Section 4.2(a) of the Subject Company Disclosure Schedule, which shall be terminated and of no force and effect prior to the Effective Time).

          (b) Except as set forth in Section 4.2(b) of the Subject Company Disclosure Schedule (which exceptions shall be of no force and effect on or prior to the Effective Time), Subject Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Subsidiaries of Subject Company, free and clear of any Liens, and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth in Section 4.2(b) of the Subject Company Disclosure Schedule (which exceptions shall be of no force and effect on or prior to the Effective Time), neither Subject Company nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale or issuance of any shares of capital stock or any other equity interests of any Subsidiary of Subject Company or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity interests of any such Subsidiary. Except for the Subsidiaries listed on Section 4.1(b) of the Subject Company Disclosure Schedule, Subject Company does not own or hold, directly or indirectly, any capital stock of, or any equity interest in, any corporation, partnership, limited liability company or other entity.

          4.3. AUTHORITY; NO VIOLATION.

          (a) Subject Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Subject Company Board and by the Partners. No other corporate proceedings on the part of Subject Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Subject Company and (assuming due authorization, execution and delivery by Parent and Holding) constitutes a valid and binding obligation of Subject Company, enforceable against Subject Company in accordance with its terms.

          (b) The Shareholder represents and warrants that this Agreement has been duly and validly executed and delivered by it and (assuming due authorization, execution and delivery by Parent and Holding) constitutes a valid and binding obligation of it, enforceable against it to the extent applicable to it.

          (c) Neither the execution and delivery of this Agreement by Subject Company nor the consummation by Subject Company of the transactions contemplated hereby, nor compliance by Subject Company with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Subject Company or any of the similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Subject Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Subject Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Subject Company or any of its Subsidiaries is a party which will remain in full force and effect at the Effective Time, or by which they or any of their respective properties or assets may be bound or affected or result in the termination of or a right of termination or cancellation of any such note, bond, mortgage, deed of trust, license, lease, agreement or instrument or obligation.

          (d) The Shareholder represents and warrants that neither the execution and delivery of this Agreement by it nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof, will (i) violate any provision of the governing documents of the Shareholder or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to it any of its properties or assets.

          4.4. Consents and Approvals. Except for (i) the filing of the Certificate of Merger and (ii) the consents and approvals which are set forth in Section 4.4 of the Subject Company Disclosure Schedule, no consents or approvals of, or filings or registrations with, any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by Subject Company and the Shareholder of this Agreement and (B) the consummation by Subject Company and the Shareholder of the Merger and the other transactions contemplated hereby and the succession as a result of the Merger by the Surviving Corporation and its Subsidiaries, respectively, to the rights and obligations of Subject Company and its Subsidiaries under the terms of any agreement binding on Subject Company or any of its Subsidiaries; provided, however, that no representation is made hereby as to any consents which may be necessary to obtain from any landlord under a Subject Company Real Property Lease.

          4.5. Financial Statements. Subject Company has previously made available to Parent copies of the financial statements listed on Section 4.5 of the Subject Company Disclosure Schedule (the "Subject Company Financial Statements"). Each of the Subject Company Financial Statements (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which are expected to be material in nature or amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the entities included within the coverage of such Subject Company Financial Statements for the respective fiscal periods or as of the respective dates therein set forth. Each of such Subject Company Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes or in Section 4.5 of the Subject Company Disclosure Schedule. The financial books and records of Subject Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect actual transactions.

          4.6. Broker's Fees. Except as set forth in Section 4.6 of the Subject Company Disclosure Schedule, neither Subject Company nor any of its Subsidiaries or any of their respective officers or directors, nor the Shareholder or any of its Affiliates has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or the REC Merger. 1.1.

          4.7. ABSENCE OF CERTAIN CHANGES OR EVENTS

          (a) Except as set forth in Section 4.7(a) of the Subject Company Disclosure Schedule, since June 30, 1998, no event has occurred which has had or could reasonably be expected to have, individually or in the aggregate, (net of any revenues or other tangible benefits related to such event) a Material Adverse Effect.

          (b) Except as set forth in Section 4.7(b) of the Subject Company Disclosure Schedule, since June 30, 1998, Subject Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business, and neither Subject Company nor any of its Subsidiaries has (i) except for normal increases in the ordinary course of business consistent with past practice and except as required by applicable law and except as with respect to the senior management of the Subsidiaries of the Subject Company following the acquisition by the Subject Company of InterOffice (Holdings) Corporation and its Subsidiaries as set forth in Section 4.7(b) of the Subject Company Disclosure Schedule, increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any officer or director, other than Persons newly hired for such position, from the amount thereof in effect as of June 30, 1998, or granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, in each case to any such officer or director, other than pursuant to preexisting agreements or arrangements, (ii) suffered any strike, work stoppage, slowdown or other labor disturbance, (iii) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities or obligations (A) reflected on the most recent consolidated balance sheet of Subject Company and its Subsidiaries referred to in Section 4.5 hereof or (B) incurred in the ordinary course of business consistent with past practice, (iv) permitted any of its assets to be subjected to any Lien, except for Permitted Liens, (v) discharged or satisfied any Lien or paid any obligation or liability in an amount exceeding $10,000, except in the ordinary course of business consistent with past practice, (vi) sold, transferred or otherwise disposed of any assets except for assets sold, transferred or otherwise disposed of in the ordinary course of business consistent with past practice, (vii) made any capital expenditure or commitment therefor, except those made in the ordinary course of business in an amount less than $10,000 other than Subject Company New Acquired Centers and Subject Company New Developed Centers, (viii) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (ix) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate, (x) canceled or waived any material claims or rights, (xi) made any change in any method of accounting or auditing practice,
(xii) made any acquisition of, or investment in, all or substantially all of the property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary and other than Subject Company New Acquired Centers and Subject Company New Developed Centers, (xiii) otherwise conducted its business or entered into any transaction, other than this Agreement and related transactions, except in the ordinary course of business consistent with past practices, or (xiv) agreed, whether or not in writing, to do any of the foregoing. (1)

          4.8. LEGAL PROCEEDINGS.

          (a) Except as set forth in Section 4.8 of the Subject Company Disclosure Schedule, neither Subject Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Subject Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Subject Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

          (b) There is no Injunction imposed upon Subject Company, any of its Subsidiaries or the assets of Subject Company or any of its Subsidiaries.

          (c) There is no state of facts or conditions existing on or prior to the Effective Time which, without any further action or omissions on the part of Subject Company or its Subsidiaries, could form the basis of or give rise to a claim by a third party, including any Governmental Entity, against Subject Company, the Surviving Corporation or any of their respective Subsidiaries and which could be brought in a legal, administrative, arbitral or other judicial proceeding or governmental investigation (a "Legal Proceeding") other than (A) claims arising out of facts or conditions that constitute the ordinary course of business of Subject Company and that would not constitute a breach of any of the representations contained in this Article IV, (B) such claims which may be enforced in Legal Proceedings solely due to nonpayment or other actions or inactions of Parent or any of its Subsidiaries from and after the Effective Time, (C) such claims for which adequate reserves or accruals are set forth on the most recent balance sheet included within the Subject Company Financial Statements, or (D) such claims or threatened claims which are specifically set forth in Section 4.8 of the Subject Company Disclosure Schedule (and for this purpose, and notwithstanding any statements to the contrary which may be made in the Subject Company Disclosure Schedule, no matter which is disclosed on any part of the Subject Company Disclosure Schedule other than Section 4.8 thereof shall be deemed disclosed for purposes of this Section 4.8).

          (d) Section 4.8(d) of the Subject Company Disclosure Schedule accurately lists the specific claims for which reserves or accruals are set forth on the most recent balance sheet included within the Subject Company Financial Statements, and the specific amount of the reserve or accrual for each specific claim.

          4.9. TAXES.

          (a) Each of Subject Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed for the period ending on or prior to the Closing Date (and for any Tax Year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) by any of Subject Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid, except for (i) Taxes that are being contested in good faith and as to which adequate reserves have been disclosed on Section 4.9 of the Subject Company Disclosure Schedule, and (ii) Taxes as to which adequate reserves have been disclosed on
Section 4.9 of the Subject Company Disclosure Schedule. None of Subject Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Entity in a jurisdiction where any of Subject Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, except for (i) claims for Taxes that are being contested in good faith and as to which adequate reserves have been disclosed on Section
4.9 of the Subject Company Disclosure Schedule, and (ii) claims for Taxes as to which adequate reserves have been disclosed on Section 4.9 of the Subject Company Disclosure Schedule. There are no Liens on any of the assets of any of Subject Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of Subject Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute or claim concerning any liability for Taxes of any of Subject Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (or employees responsible for Tax matters) of Subject Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. Section 4.9(c) of the Subject Company Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Subject Company and its Subsidiaries that currently are the subject of audit. Subject Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Subject Company and its Subsidiaries since December 31, 1994.

          (d) Except for any such matters that have been settled, none of Subject Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of Subject Company and its Subsidiaries has filed a consent under Code ss.341(f) concerning collapsible corporations. None of Subject Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. Each of Subject Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. None of Subject Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Subject Company and its Subsidiaries
(A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Subject Company) or (B) has any liability for the Taxes of any Person (other than any of Subject Company and its Subsidiaries) under Reg. ss.1.15026 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          4.10. ERISA.

          (a) Section 4.10(a) of the Subject Company Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement and any amendments or modifications thereof (including, without limitation, all stock purchase, stock option, severance, employment, changeincontrol, health/welfare and section 125 plans, fringe benefit, bonus, incentive, deferred compensation and other agreements, programs, policies and arrangements, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is maintained as of the date of this Agreement (the "Plans") by Subject Company or any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Subject Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

          (b) Except as set forth in Section 4.10(b) of the Subject Company Disclosure Schedule, Subject Company has previously made available to Parent true and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan.

          (c) Except as set forth in Section 4.10(c) of the Subject Company Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified,
(iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Subject Company, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(b) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Subject Company, its Subsidiaries or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Subject Company, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full (other than payment of premiums to the Pension Benefit Guaranty Corporation (the "PBGC")), and no condition exists that presents a material risk to Subject Company, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Subject Company or its Subsidiaries as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither Subject Company, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Subject Company, its Subsidiaries or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) there are no pending, or to the best knowledge of Subject Company threatened, claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

          (d) Except as set forth in Section 4.10(d) of the Subject Company Disclosure Schedule, no Plan exists which provides for or could result in the payment to any Subject Company employee of any money or other property or rights or accelerate the vesting or payment of such amounts or rights to any Subject Company employee as a result of the transactions contemplated by this Agreement, including the Merger, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code Section 280G. Since December 31, 1996, neither Subject Company nor any of its Subsidiaries has taken any action that would result in the payment of any amounts, or the accelerated vesting of any rights or benefits, under the Plans set forth in
Section 4.10(d) of the Subject Company Disclosure Schedule.

          4.11.  Compliance with Applicable Law. Except as disclosed in Section
4.11 of the Subject Company Disclosure Schedule, Subject Company and each of its Subsidiaries hold, and have at all applicable times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Subject Company or any of its Subsidiaries.

          4.12. MATERIAL AGREEMENTS.

          (a) Except as set forth on Section 4.12 of the Subject Company Disclosure Schedule, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which Subject Company or any of its Subsidiaries is a party or by which any of them is bound that involve or relate to: (i) any of their respective officers, directors stockholders, members, managers or partners or any Affiliate thereof;
(ii) the sale of any assets of Subject Company or any of its Subsidiaries, other than in the ordinary course of business; (iii) covenants of Subject Company or any of its Subsidiaries to not compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with Subject Company or any of its Subsidiaries in any line of business or in any geographical area; (iv) the acquisition by Subject Company or any of its Subsidiaries of any operating business or the capital stock of any other Person; (v) the borrowing of money (including any Capital Lease);
(vi) the expenditure or guarantee of more than $100,000 in the aggregate or $25,000 annually or the performance by any party more than one year from the date hereof except for any agreements terminable upon 60 days' or less notice without payment in connection therewith; or (vii) the license of any intellectual property, other material proprietary right to or from Subject Company or any of its Subsidiaries. Any operating leases (other than Capital Leases) that relate to the leasing of furniture, fixtures or equipment at any single center of Subject Company shall not be required to be set forth on
Section 4.12(a) of the Subject Company Disclosure Schedule. Each contract, arrangement, commitment or understanding of the type described in this Section 4.12(a), whether or not set forth or required to be set forth in Section 4.12(a) of the Subject Company Disclosure Schedule, is referred to herein as a "Subject Company Contract."

          (b) (i) Each Subject Company Contract is valid and binding and in full force and effect, (ii) Subject Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Subject Company Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of Subject Company or any of its Subsidiaries under any such Subject Company Contract, and (iv) to the knowledge of Subject Company, each other party to each Subject Company Contract has in all material respects performed all obligations required to be performed by it under such Subject Company Contract and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of such other party under any such Subject Company Contract.

          4.13. Undisclosed Liabilities. Except (i) for those liabilities that have been fully reflected or reserved against on the most recent balance sheet included within the Subject Company Financial Statements, (ii) for liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included within the Subject Company Financial Statements, and (iii) for those liabilities set forth in Section 4.13 of the Subject Company Disclosure Schedule, neither Subject Company nor any of its Subsidiaries has incurred any material liability to any third party of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) which has not been satisfied on or prior to June 30, 1998.

          4.14. Environmental Liability. Except as set forth in Section 4.14 of the Subject Company Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on Subject Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Laws, pending or, to the knowledge of Subject Company, threatened against Subject Company or any of its Subsidiaries, nor to the knowledge of Subject Company is there any reasonable basis for any of the foregoing. During or, to the knowledge of Subject Company, prior to the period of (i) its or any of its Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries' participation in the management of any property, or (iii) its or any of its Subsidiaries' holding of a security interest in any property, there were no releases or threatened releases of Hazardous Materials in, on, under or affecting any such property. Neither Subject Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law.

          4.15. Parents, Trademarks, Etc. Subject Company and its Subsidiaries own or possess all legal rights to use all intellectual proprietary rights, including without limitation all patents, trademarks, trade names, service marks and copyrights, that are material to the conduct of Subject Company's existing businesses. Section 4.15 of the Subject Company Disclosure Schedule sets forth all such intellectual proprietary rights of Subject Company and sets forth whether such rights have been registered (or applications have been filed therefor) with the United States Patent and Trademark Office. Except for the agreements listed on Section 4.15 of the Subject Company Disclosure Schedule, Subject Company is not bound by or a party to any options, licenses or agreements of any kind with respect to any trademarks, service marks or trade names which Subject Company claims to own other than to any Subsidiary of Subject Company. Subject Company has not received any communications alleging that it or its Subsidiaries has violated or would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person or entity.

          4.16. Relationships with Employees. Subject Company is not a party to or bound by any collective bargaining agreement with respect to its business, and Subject Company has no knowledge, after due inquiry, of any pending or threatened organizing activities, employee associations, or unfair labor practice charges relating to its business. There is no strike or other material labor dispute involving Subject Company or any of its Subsidiaries pending, or to the knowledge of Subject Company, threatened. To the knowledge of Subject Company, no officer or key employee, or any group of key employees, intends to terminate their employment at or prior to the Effective Time with Subject Company or any of its Subsidiaries, nor does Subject Company or any of its Subsidiaries have a present intention to terminate the employment of any of the foregoing.

          4.17. Books and Records. The minute books of Subject Company and its Subsidiaries, as previously made available to Parent and its Representatives, contain accurate records of all formal meetings of, and material corporate action taken by, the stockholders of Subject Company and the Subject Company and the stockholders and the Board of Directors of each of its Subsidiaries.

          4.18. REAL PROPERTY.

          (a) None of Subject Company or any of its Subsidiaries owns any real property or interests in real property, other than the Subject Company Real
Property Leases (as defined below). Section 4.18 of the Subject Company Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by Subject Company and its Subsidiaries (individually, a "Subject Company Real Property Lease" and the real properties specified in such leases, being referred to herein individually as a "Subject Company Property" and collectively as the "Subject Company Properties") as lessee, other than customer subleases or customer agreements relating to the Centers of Subject Company or its Subsidiaries, and the following information for each Subject Company Real Property Lease: (i) location, (ii) term, (iii) square footage of space demised thereunder, and (iv) rent over the term of such Subject Company Real Property Lease. The Subject Company Property constitutes all interests in real property currently used or currently held for use in connection with the business of Subject Company and its Subsidiaries and which are necessary for the continued operation of the business of Subject Company and its Subsidiaries as the business is currently conducted. Each Subject Company Real Property Lease is valid, binding, enforceable and in full force and effect. Subject Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Subject Company Real Property Lease. Assuming that the consents set forth on
Schedule 5 to this Agreement have been obtained, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of Subject Company or any of its Subsidiaries under any such Subject Company Real Property Lease. To the knowledge of Subject Company, each other party to each Subject Company Real Property Lease has in all material respects performed all obligations required to be performed by it under such Subject Company and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of such other party under any such Subject Company Real Property Lease. Parent acknowledges and agrees that Subject Company and the Shareholder are not making any representations as to the enforceability of any renewal or expansion options contained in any Subject Company Real Property Lease. All of the Subject Company Property, buildings, fixtures and improvements thereon owned or leased by Subject Company and its Subsidiaries are in good operating condition and repair (subject to normal wear and tear); provided, however, that the representation or warranty contained in this sentence is not being made to any part of the Subject Company Property that is not within the exclusive possession and control of the Subject Company and its Subsidiaries (it being agreed and understood that the Centers of Subject Company and its Subsidiaries shall be deemed to be in the exclusive possession and control of Subject Company and its Subsidiaries notwithstanding the occupancy thereof by customers) including, without limitation, any condition of the building or building systems.

          (b) Subject Company and its Subsidiaries have all material certificates of occupancy and permits and licenses of any Governmental Entity necessary for the current use and operation of each Subject Company Property, and Subject Company and its Subsidiaries have fully complied with all material conditions of such permits and licenses applicable to them. No default or violation, or event which, with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such permit or license.

          (c) There does not exist any actual or, to the knowledge of Subject Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Subject Company Property or any part thereof, and none of Subject Company or any of its Subsidiaries has received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.

          (d) None of Subject Company or any of its Subsidiaries has received any written notice from any insurance company that has issued a policy with respect to any Subject Company Property requiring performance of any structural or other repairs or alterations to such Subject Company Property.

          (e) Except as set forth on Section 4.18 of the Subject Company Disclosure Schedule, none of Subject Company or any of its Subsidiaries owns or holds, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

          4.19. TANGIBLE PERSONAL PROPERTY.

          (a) Each of Subject Company and its Subsidiaries has a valid leasehold interest under each of the leases of personal property ("Subject Company Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of Subject Company and its Subsidiaries under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and, assuming that the consents set forth on
Section 4.4 of the Subject Company Disclosure Schedule have been obtained, there is no default under any Subject Company Personal Property Lease by Subject Company or its Subsidiaries or, to the knowledge of Subject Company, by any other party thereto, and no event has occurred which, with the lapse of time or the giving of notice or both would constitute a default thereunder.

          (b) Except as set forth on Section 4.19 of the Subject Company Disclosure Schedule, each of Subject Company and its Subsidiaries has or will have good and marketable title to all of the items of tangible personal property reflected in the most recent balance sheet included within the Subject Company Financial Statements or acquired thereafter (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Liens and other than any mechanic liens with respect to invoices or obligations which are not delinquent. All such items of tangible personal property that, individually or in the aggregate, are material to the operation of the business of Subject Company and its Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are fit for the purposes used.

          (c) All of the items of tangible personal property used by Subject Company and its Subsidiaries under the Subject Company Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are fit for the purposes used.

          4.20. Insurance. Section 4.20 of the Subject Company Disclosure Schedule sets forth an accurate summary of all of the insurance policies or programs of Subject Company and its Subsidiaries in effect as of the date hereof. Such policies are in full force and effect. There are no outstanding unpaid premiums with respect to such policies except in the ordinary course of business, and neither Subject Company nor its Subsidiaries has received any notice of cancellation or nonrenewal of any such policy. Since January 31, 1998, there has not been any material adverse change in the relationship of Subject Company or any of its Subsidiaries with its insurers or in the premiums payable pursuant to such policies except for any changes approved or authorized by the Subject Company Board with respect to any such insurance policy providing terms more favorable to Subject Company and its Subsidiaries or with respect to any insurance policy which was replaced. There exists no event of default by Subject Company or any of its Subsidiaries or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition would become a default of Subject Company or any of its Subsidiaries under any such policy or give rise to, and Subject Company has no anticipation of, any termination or cancellation thereof. Except as set forth on Section 4.20 of the Subject Company Disclosure Schedule, Subject Company and its Subsidiaries are covered by one or more policies or insurance of the types described therein for all services provided by, with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of similarly situated companies in business and operations similar to those of Subject Company and its Subsidiaries. Since January 31, 1998, none of Subject Company or any of its Subsidiaries has been refused insurance or had any policy of insurance terminated (other than at its request).

          4.21. Hart-Scott-Rodino Information. For purposes of the HSR Act, Subject Company (and any entities that would be consolidated with Subject Company under the HSR Act) does not have aggregate net sales or gross assets of One Hundred Million Dollars ($100,000,000) or more as defined in and calculated under the HSR Act.

          4.22. Investment Company. Subject Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

          4.23. Potential Conflicts of Interest.  Except as set forth on Section
4.23 of the Subject Company Disclosure Schedule, no officer, director, stockholder or other beneficial owner (as such term is defined under Rule 13d3 of the Exchange Act) of securities of Subject Company or any of its Subsidiaries (other than any beneficial owners that are public shareholders of Reckson Service Industries, Inc. and are not Qualifying Series C Beneficial Holders (as such term is defined in the Stockholders' Agreement) or Affiliates thereof): (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any entity or Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, Subject Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Subject Company or any of its Subsidiaries uses in the conduct of business; or
(c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, Subject Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, employment arrangements and similar matters and agreements existing on the date hereof.

          4.24. Disclosure. Neither this Agreement, any schedule hereto, nor any certificates, instruments or other documents (except for agreements that have expired or have been terminated on or prior to the Effective Time) delivered by Subject Company or its Representatives to the Parent in connection with this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact required to be contained herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          4.25. Bankruptcy. Attached to Section 4.25 of the Subject Company Disclosure Schedule is a true, correct and complete copy of the confirmation orders of the United States Bankruptcy Court for the Eastern District of Virginia relating to the dismissal of the Chapter 11 bankruptcy proceedings styled In re InterOffice (Holdings) Corporation and In re InterOffice Management, Inc.

          4.26.  Accredited  Investor.   The  Shareholder  hereby  warrants  and
represents to Parent that it and each of the Partners is an accredited investor within the definition of Regulation D of the Securities Act.

          4.27. Investment. The Shareholder is acquiring the Series C Preferred Stock for investment purposes only, for its own account and not as a nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law. The Shareholder understands that the Series C Preferred Stock has not been registered under the Securities Act or applicable state securities laws and that, accordingly, neither the Series C Preferred Stock nor the shares of Parent Common Stock issuable upon conversion thereof will be transferable except upon satisfaction of the registration and prospectus delivery requirements of such laws or pursuant to an available exemption therefrom.

          4.28. Swinley Documentation. Attached to Section 4.28 of the Subject Company Disclosure Schedule is a complete and correct copy of the Stock Purchase Agreement, dated as of October 20, 1997, as amended, by and between the Subject Company and Swinley (the "Swinley Purchase Agreement") and each of the exhibits and schedules thereto. The amount held in escrow for the benefit of the Shareholder under the terms of the Swinley Purchase Agreement is $1,750,000 and the amount of pending claims thereunder (including, for this purpose, any claims in respect of adjustments to the purchase price under the Swinley Purchase Agreement) is estimated to be approximately $1,500,000.

          4.29. Accounts Receivable. To the knowledge of Subject Company, except as set forth in Section 4.29 of the Subject Company Disclosure Schedule, the amount of all accounts receivable, including unbilled invoices which are reflected as accounts receivable on the Subject Company Financial Statements, due or recorded in the most recent financial statements included within the Subject Company Financial Statements as being due to Subject Company and its Subsidiaries as of the date of such financial statements (less the amount of any provision or reserve therefor made in such financial statements) constitute validly generated receivables for goods or services rendered; and to the knowledge of Subject Company, the amount of any asserted or threatened counterclaim or right of setoff relating to such accounts receivable or other debts does not exceed the amount of such provision or reserve plus (without double counting), with respect to accounts receivable due from any specific customer, the amount of any tenant security deposit of such customer which is being held by Subject Company or its Subsidiaries. The foregoing representations and warranties shall not be construed to constitute a guaranty of collection of any account receivable, unbilled invoices and other debts due or recorded in the most recent financial statements of Subject Company.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                   OF PARENT

          Parent hereby represents and warrants to Subject Company and the Shareholder as follows:

          5.1. CORPORATE ORGANIZATION

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Parent (i) has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, (ii) does business in the jurisdictions set forth in Section 5.1(a) of the Parent Disclosure Schedule and (iii) is duly licensed or qualified to do business in each jurisdiction set forth in Section 5.1(a) of the Parent Disclosure Schedule. The copies of the Restated Articles of Incorporation and Bylaws of Parent included in Section 5.1 of the Parent Disclosure Schedule are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          (b) Holding (i) is duly organized and validly existing as a corporation under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

          (c) Each Subsidiary of Parent (i) is duly organized and validly existing as a corporation, partnership or limited liability company under the laws of its jurisdiction of incorporation or formation and (ii) has all corporate power and authority to lease its properties and assets and to carry on its business as now conducted. Section 5.1(c) of the Parent Disclosure Schedule lists all Subsidiaries of Parent and, for each Subsidiary, its jurisdiction of organization and all other jurisdictions where such Subsidiary does business and is qualified to do business.

          5.2. CAPITALIZATION.

          (a) The authorized capital stock of Parent consists of 35,000,000 shares of Parent Common Stock and 15,000,000 shares of preferred stock of Parent Preferred Stock, of which 7,574,711 shares have been designated as Series A Preferred Stock and 3,500,000 shares have been designated as Series B Preferred Stock. As of the date of this Agreement, there are 4,951,868 shares of Parent Common Stock issued and outstanding and 7,574,711 shares of Series A Preferred Stock issued and outstanding, 1,930,062 shares of Series B Preferred Stock issued and outstanding and no shares of Parent Common Stock are held in the Parent's treasury. Section 5.2 of the Parent Disclosure Schedule lists the options ("Options") and warrants ("Warrants") of Parent issued and outstanding as of the date of this Agreement. As of the date of this Agreement, Parent has reserved for issuance (i) 7,574,711 shares of Parent Common Stock upon conversion of the authorized shares of Series A Preferred Stock, (ii) 3,500,000 shares of Parent Common Stock upon conversion of the authorized shares of Series B Preferred Stock, (iii) 2,658,806 shares of Parent Common Stock upon exercise of the issued and outstanding Options and Warrants (exclusive of Options issued under Parent's 1996 Stock Option Plan (the "1996 Option Plan")),
(iv) 1,420,250 shares of Parent Common Stock upon exercise of any options to purchase Parent Common Stock which are issued and outstanding under the 1996 Stock Option Plan. Except for the Stockholders' Agreement, the REC Merger Agreement and as set forth above and on Section 5.2 of the Parent Disclosure Schedule, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or Parent Preferred Stock. Except as set forth on Section 5.2 of the Parent Disclosure Schedule, there are no agreements or understandings with respect to the voting, sale, transfer, preemptive rights, rights of first refusal, rights of first offer, proxy or registration of any shares of capital stock of Parent.

          (b) The shares of Series C Preferred Stock to be issued pursuant to the Merger, and the shares of Parent Class B Common Stock or Parent Class A Common Stock issuable upon conversion of such Series C Preferred Stock when issued upon conversion of such Series C Preferred Stock in accordance with the Series C Certificate of Designation, (i) will be validly issued, fully paid and nonassessable, (ii) will be free and clear of all Liens, other than any created by the holder thereof and the restrictions imposed by the Stockholders'
Agreement and (iii) assuming that the representations of each of the Shareholder in Section 4.26 and Section 4.27 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws, as presently in effect.

          (c) Except as set forth in Section 5.2(c) of the Parent Disclosure Schedule, Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Subsidiaries of Parent, free and clear of any Liens, and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Neither Parent nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale or issuance of any shares of capital stock or any other equity interest of any Subsidiary of Parent or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity interest of any such Subsidiary. Except for the Subsidiaries listed on Section 5.1(c) of the Parent Disclosure Schedule and except as set forth in Section 5.2(c), Parent does not own or hold, directly or indirectly, any capital stock of, or any equity interest in, any corporation, partnership, limited liability company or other entity. (a)

          5.3. AUTHORITY; NO VIOLATION

          (a) Each of Parent and Holding has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Parent Board and the requisite vote of the stockholders of Parent and by the Board of Directors and stockholder of Holding, and no other corporate action on the part of Parent or Holding is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Holding (assuming due authorization, execution and delivery by Subject Company and the Shareholder) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Parent or Holding nor the consummation by Parent or Holding of the transactions contemplated hereby, nor compliance by Parent or Holding with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation (giving effect to the filing of the Amended and Restated Articles and the Certificates of Designation) or Bylaws of Parent or any of the similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party which will remain in full force and effect at the Effective Time, or by which they or any of their respective properties or assets may be bound or affected or result in the termination of a right of termination or cancellation of any such note, bond, mortgage, deed of trust, license, lease, agreement or instrument or obligation.

          5.4. Consents and Approvals. Except for (i) the filing of the Certificate of Merger, (ii) the filing of the Certificates of Designation and the Amended and Restated Articles with the Nevada Secretary, and (iii) the consents, approvals and filings which are set forth in Section 5.4 of the Parent Disclosure Schedule, no consents or approvals of, or filings or registrations with, any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by Parent and Holding of this Agreement and (B) the consummation by Parent and Holding of the Merger and the other transactions contemplated hereby and the succession by the Surviving Corporation and its Subsidiaries to the rights and obligations of Parent and its Subsidiaries; provided, however, that no representation is made hereby as to any consents which may be necessary to obtain from any landlord under a Parent Real Property Lease.

          5.5. Financial Statements. Parent has previously made available to Subject Company copies of (a) the consolidated balance sheets of Parent and its Subsidiaries for the fiscal year ended June 30, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended June 30, 1998, accompanied by the audit report of PricewaterhouseCoopers LLP, independent auditors with respect to Parent (the "Parent Financial Statements"). The Parent Financial Statements (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such Parent Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and each of such statements (including the related notes, where applicable) has prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes. The financial books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect actual transactions.

          5.6. Broker's Fees. Neither Parent nor any of its Subsidiaries or any of their respective officers, directors or stockholders has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or the REC Merger.

          5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS

          (a) Except as set forth in Section 5.7(a) of the Parent Disclosure Schedule, since June 30, 1998, no event has occurred which has had or could reasonably be expected to have, individually or in the aggregate, (net of any revenues or other tangible benefits related to such event) a Material Adverse Effect.

          (b) Except as set forth in Section 5.7(b) of the Parent Disclosure Schedule, since June 30, 1998, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business, and neither Parent nor any of its Subsidiaries has (i) except for normal increases in the ordinary course of business consistent with past practice and except as required by applicable law, increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any officer or director, other than Persons newly hired for such position, from the amount thereof in effect as of June 30, 1998, or granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, in each case to any such officer or director, other than pursuant to preexisting agreements or arrangements, (ii) suffered any strike, work stoppage, slowdown or other labor disturbance, (iii) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities or obligations (A) reflected on the most recent consolidated balance sheet of Parent and its Subsidiaries referred to in Section 5.5 hereof, (B) incurred in the ordinary course of business consistent with past practice or (C) incurred under the Credit Agreement, (iv) permitted any of its assets to be subjected to any Lien except pursuant to the Credit Agreement and the security documents executed in connection therewith and except for any Permitted Liens, (v) discharged or satisfied any Lien or paid any obligation or liability in an amount exceeding $10,000, except in the ordinary course of business consistent with past practice, (vi) sold, transferred or otherwise disposed of any assets except for assets sold, transferred or otherwise disposed of in the ordinary course of business consistent with past practice, (vii) made any capital expenditure or commitment therefor, except those made in the ordinary course of business in an amount less than $10,000 other than Parent New Acquired Centers and Parent New Developed Centers, (viii) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (ix) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate, (x) canceled or waived any material claims or rights, (xi) made any change in any method of accounting or auditing practice, (xii) made any acquisition of, or investment in, all or substantially all of the property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary and other than Parent New Acquired Centers and Parent New Developed Centers, (xiii) otherwise conducted its business or entered into any transaction, other than this Agreement and related transactions, except in the ordinary course of business consistent with past practices, or (xiv) agreed, whether or not in writing, to do any of the foregoing.

          5.8. LEGAL PROCEEDINGS.

          (a) Except as set forth in Section 5.8 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Parent's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Parent or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

          (b)  There  is  no  Injunction   imposed  upon  Parent,  any  of  its
Subsidiaries or the assets of Parent or any of its Subsidiaries.

          (c) There is no state of facts or conditions existing on or prior to the Effective Time which, without any further action or omissions on the part of Parent or its Subsidiaries, could form the basis of or give rise to a claim by a third party, including any Governmental Entity, against Parent or any of its Subsidiaries and which could be brought in a Legal Proceeding other than
(A) claims arising out of facts or conditions that constitute the ordinary course of business of Parent and that would not constitute a breach of any of the representations contained in this Article V, (B) such claims which may be enforced in Legal Proceedings solely due to nonpayment or other actions or inactions of Parent or any of its Subsidiaries from and after the Effective Time, (C) such claims or threatened claims for which adequate reserves or accruals are set forth on the most recent balance sheet included within the Parent Financial Statements, or (D) such claims or threatened claims which are specifically set forth in Section 5.8 of the Parent Disclosure Schedule (and for this purpose, and notwithstanding any statements to the contrary which may be made in the Parent Disclosure Schedule, no matter which is disclosed on any part of the Parent Disclosure Schedule other than Section 5.8 thereof shall be deemed disclosed for purposes of this Section 5.8).

          (d) Section 5.8(d) of the Parent Disclosure Schedule accurately lists the specific claims for which reserves or accruals are set forth on the most recent balance sheet included within the Parent Financial Statements, and the specific amount of the reserve or accrual for each specific claim.

          5.9. TAXES

          (a) Each of Parent and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed for the period ending on or prior to the Closing Date (and for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) by any of Parent and its Subsidiaries (whether or not shown on any Tax Return) have been paid, except for (i) Taxes that are being contested in good faith and as to which adequate reserves have been disclosed on Section 5.9 of the Parent Disclosure Schedule and (ii) Taxes as to which adequate reserves have been disclosed on Section 5.9 of the Parent Disclosure Schedule. None of Parent and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Entity in a jurisdiction where any of Parent and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, except for (i) claims for Taxes that are being contested in good faith and as to which adequate reserves have been disclosed on Section 5.9 of the Parent Disclosure Schedule, and (ii) claims for Taxes as to which adequate reserves have been disclosed on Section 5.9 of the Parent Disclosure Schedule. There are no Liens on any of the assets of any of Parent and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of Parent and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute or claim concerning any liability for Taxes of any of Parent and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (or employees responsible for Tax matters) of Parent and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. Section 5.9(c) of the Parent Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Parent and its Subsidiaries that currently are the subject of audit. Parent has delivered to Subject Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Parent and its Subsidiaries since December 31, 1994.

          (d) Except for any such matters that have been settled, none of Parent and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of Parent and its Subsidiaries has filed a consent under Code ss.341(f) concerning collapsible corporations. None of Parent and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. Each of Parent and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. None of Parent and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Parent and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (B) has any liability for the Taxes of any Person (other than any of Parent and its Subsidiaries) under Reg. ss.1.15026 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          5.10. ERISA

          (a) Section 5.10(a) of the Parent Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement and any amendments or modifications thereof (including, without limitation, all stock purchase, stock option, severance, employment, changeincontrol, health/welfare and section 125 plans, fringe benefit, bonus, incentive, deferred compensation and other agreements, programs, policies and arrangements, whether or not subject to ERISA that is maintained as of the date of this Agreement (the "Parent Plans") by Parent or any of its Subsidiaries or by any ERISA Affiliate of Parent, all of which together with Parent would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

          (b) Except as set forth in Section 5.10(b) of the Parent Company Disclosure Schedule, Parent has previously made available to Subject Company true and complete copies of each of the parent Plans and all related documents, including but not limited to (i) the actuarial report for such Parent Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Parent Plan.

          (c) Except as set forth in Section 5.10(c) of the Parent Disclosure Schedule, (i) each of the Parent Plans that is maintained by Parent or any of its ERISA Affiliates as of the date of this Agreement has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Parent Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Parent Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Parent Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Parent Plan's actuary with respect to such Parent Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Parent Plan allocable to such accrued benefits, (iv) no Parent Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Parent, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(b) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Parent, its Subsidiaries or any ERISA Affiliate or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Parent, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full (other than payment of premiums to the PBGC, and no condition exists that presents a material risk to Parent, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Parent Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Parent or its Subsidiaries as of the Effective Time with respect to each Parent Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code,
(viii) neither Parent, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Parent, its Subsidiaries or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) there are no pending, or to the best knowledge of Parent, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto.

          (d) Except as set forth in Section 5.10(d) of the Parent Disclosure Schedule, no Parent Plan exists which provides for or could result in the payment to any Parent employee of any money or other property or rights or accelerate the vesting or payment of such amounts or rights to any Parent employee as a result of the transactions contemplated by this Agreement, including the Merger, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code Section 280G. Since December 31, 1996, neither Parent nor any of its Subsidiaries has taken any action that would result in the payment of any amounts, or the accelerated vesting of any rights or benefits, under the Parent Plans.

          5.11.  Compliance  with Applicable Law. Except as disclosed in Section
5.11 of the Parent Disclosure Schedule, Parent and each of its Subsidiaries hold, and have at all applicable times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries.

          5.12.  MATERIAL AGREEMENTS

          (a) Except as set forth on Section 5.12 of the Parent Disclosure Schedule, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which Parent or any of its Subsidiaries is a party or by which any of them is bound that involve or relate to: (i) any of their respective officers, directors stockholders, members, managers or partners or any Affiliate thereof; (ii) the sale of any assets of Parent or any of its Subsidiaries, other than in the ordinary course of business; (iii) covenants of Parent or any of its Subsidiaries to not compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with Parent or any of its Subsidiaries in any line of business or in any geographical area;
(iv) the acquisition by Parent or any of its Subsidiaries of any operating business or the capital stock of any other Person; (v) the borrowing of money (including any lease accounted for as a Capital Lease), other than the Credit Agreement; (vi) the expenditure or guarantee of more than $100,000 in the aggregate or $25,000 annually or the performance by any party more than one year from the date hereof except for any agreements terminable upon 60 days' or less notice without payment in connection therewith; or (vii) the license of any intellectual property, other material proprietary right to or from Parent or any of its Subsidiaries. Any operating leases (other than Capital Leases) that relate to the leasing of furniture, fixtures or equipment at any single Center of Parent shall not be required to be set forth on Section 5.12(a) of the Parent Disclosure Schedule. Each contract, arrangement, commitment or understanding of the type described in this Section 5.12(a), whether or not set forth or required to be set forth in Section 5.12(a) of the Parent Disclosure Schedule, is referred to herein as a "Parent Contract."

          (b) (i) Each Parent Contract is valid and binding and in full force and effect, (ii) Parent and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Parent Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of Parent or any of its Subsidiaries under any such Parent Contract, and
(iv) to the knowledge of Parent, each other party to each Parent Contract has in all material respects performed all obligations required to be performed by it under such Parent Contract and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of such other party under any such Parent Contract.

          5.13. Undisclosed Liabilities. Except (i) for those liabilities that have been fully reflected or reserved against on the most recent balance sheet included within the Parent Financial Statements, (ii) for liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included within the Parent Financial Statements, and (iii) for those liabilities set forth on Section 5.13 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has incurred any material liability to any third party of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) which has not been satisfied on or prior to June 30, 1998.

          5.14. Environmental Liability. Except as set forth in Section 5.14 of the Parent Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on Parent or any of its Subsidiaries of any liability or obligation arising under any Environmental Laws, pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, nor to the knowledge of Parent is there any reasonable basis for any of the foregoing. During or, to the knowledge of Parent, prior to the period of (i) its or any of its Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries' participation in the management of any property, or
(iii) its or any of its Subsidiaries' holding of a security interest in any property, there were no releases or threatened releases of Hazardous Materials in, on, under or affecting any such property. Neither Parent nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law.

          5.15. Patents, Trademarks, Etc. Except as set forth on Section 5.15 of the Parent Disclosure Schedule, Parent and its Subsidiaries own or possess all legal rights to use all intellectual proprietary rights, including without limitation all patents, trademarks, trade names, service marks and copyrights, that are material to the conduct of Parent's existing and proposed businesses. Parent makes no representation as to any new trade name, trademark or service mark that it may adopt in the future. Section 5.15 of the Parent Disclosure Schedule sets forth all such intellectual property rights of Parent and sets forth whether such rights have been registered (or applications have been filed therefor) with the United States Patent and Trademark Office. Except for the agreements listed on Section 5.15 of the Parent Disclosure Schedule, Parent is not bound by or a party to any options, licenses or agreements of any kind with respect to any trademarks, service marks or trade names which Parent claims to own other than to any Subsidiary of Parent. Parent has not received any communications alleging that it or its Subsidiaries has violated or would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person or entity.

          5.16. Relationships with Employees. Parent is not a party to or bound by any collective bargaining agreement with respect to its business, and Parent has no knowledge, after due inquiry, of any pending or threatened organizing activities, employee associations, or unfair labor practice charges relating to its business. There is no strike or other material labor dispute involving Parent or any of its Subsidiaries pending, or to the knowledge of Parent, threatened. To the knowledge of Parent, no officer or key employee, or any group of key employees, intends to terminate their employment at or prior to the Effective Time with Parent or any of its Subsidiaries, nor does Parent or any of its Subsidiaries have a present intention to terminate the employment of any of the foregoing.

          5.17.  Books  and  Records.   The  minute  books  of  Parent  and  its
Subsidiaries,   as  previously   made  available  to  Subject  Company  and  its
Representatives, contain accurate records of all formal meetings of, and material corporate action taken by, the stockholders of Parent and the Parent Board and the stockholders and the Board of Directors of each of its Subsidiaries.

          5.18. REAL PROPERTY.

          (a) None of Parent or any of its Subsidiaries owns any real property or interests in real property, other than Parent Real Property Leases (as defined below). Section 5.18 of the Parent Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by Parent and its Subsidiaries (individually, a "Parent Real Property Lease" and the real properties specified in such leases, being referred to herein individually as a "Parent Property" and collectively as the "Parent Properties") as lessee, other than customer subleases or customer agreements relating to the Centers of Parent, and the following information for each Parent Real Property Lease: (i) location, (ii) term, (iii) square footage of space demised thereunder, and (iv) rent over the term of such Parent Real Property Lease. The Parent Property constitutes all interests in real property currently used or currently held for use in connection with the business of Parent and its Subsidiaries and which are necessary for the continued operation of the business of Parent as the business is currently conducted. Each Parent Real Property Lease is valid, binding, enforceable and in full force and effect. Parent and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Parent Real Property Lease. No event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of Parent or any of its Subsidiaries under any such Parent Real Property Lease. To the knowledge of Parent, each other party to each Parent Real Property Lease has in all material respects performed all obligations required to be performed by it under such Parent Real Property Lease and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of such other party under any such Parent Real Property Lease. Subject Company and the Shareholder acknowledge and agree that Parent is not making any representations as to the enforceability of any renewal or expansion options contained in any Parent Real Property Lease. All of the Parent Property, buildings, fixtures and improvements thereon owned or leased by Parent and its Subsidiaries are in good operating condition and repair (subject to normal wear and tear); provided, however, that the representation or warranty contained in this sentence is not being made to any part of the Parent Property that is not within the exclusive possession and control of Parent and its Subsidiaries (it being agreed and understood that the Centers of Parent and its Subsidiaries shall be deemed to be in the exclusive possession and control of Parent and its Subsidiaries notwithstanding the occupancy thereof by customers) including, without limitation, any condition of the building or building systems.

          (b) Parent and its Subsidiaries have all material certificates of occupancy and permits and licenses of any Governmental Entity necessary or useful for the current use and operation of each Parent Property, and Parent and its Subsidiaries have fully complied with all material conditions of such permits and licenses applicable to them. No default or violation, or event which, with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such permit or license.

          (c) There does not exist any actual or, to the knowledge of Parent, threatened or contemplated condemnation or eminent domain proceedings that affect any Parent Property or any part thereof, and none of Parent or any of its Subsidiaries has received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.

          (d) None of Parent or any of its Subsidiaries has received any written notice from any insurance company that has issued a policy with respect to any Parent Property requiring performance of any structural or other repairs or alterations to such Parent Property.

          (e) Except as set forth on Section 5.18 of the Parent Disclosure Schedule, none of Parent or any of its Subsidiaries owns or holds, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

          5.19.  TANGIBLE PERSONAL PROPERTY.

          (a) Each of Parent and its Subsidiaries has a valid leasehold interest under each of the leases of personal property ("Parent Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of Parent and its Subsidiaries under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Parent Personal Property Lease by Parent or its Subsidiaries or, to the knowledge of Parent, by any other party thereto, and no event has occurred which, with the lapse of time or the giving of notice or both would constitute a default thereunder.

          (b) Except as set forth on Section 5.19 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has or will have good and marketable title to all of the items of tangible personal property reflected in the most recent balance sheet included within the Parent Financial Statements or acquired thereafter (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Liens and other than any mechanic liens with respect to invoices or obligations which are not delinquent. All such items of tangible personal property that, individually or in the aggregate, are material to the operation of the business of Parent and its Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are fit for the purposes used.

          (c) All of the items of tangible personal property used by Parent and its Subsidiaries under the Parent Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are fit for the purposes used.

          5.20. Insurance. Section 5.20 of the Parent Disclosure Schedule sets forth an accurate summary of all of the insurance policies or programs of Parent and its Subsidiaries in effect as of the date hereof. Such policies are in full force and effect There are no outstanding unpaid premiums with respect to such policies except in the ordinary course of business, and neither Parent nor any of its Subsidiaries has received any notice of cancellation or nonrenewal of any such policy. Since December 31, 1997, there has not been any material adverse change in the relationship of Parent or any of its Subsidiaries with its insurers or in the premiums payable pursuant to such policies. There exists no event of default by Parent or any of its Subsidiaries or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition would become a default of Parent or any of its Subsidiaries under any such policy or give rise to, and neither Parent nor any of its Subsidiaries has anticipation of, any termination or cancellation thereof. Parent and its Subsidiaries are covered by one or more policies or insurance for all services provided by it, with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of similarly situated companies in business and operations similar to those of Parent. Since December 31, 1997, none of Parent or any of its Subsidiaries has been refused insurance or had any policy of insurance terminated (other than at its request).

          5.21. Hart-Scott-Rodino Information. For purposes of the HSR Act, Parent (and any entities that would be consolidated with Parent under the HSR
Act) does not have aggregate net sales or gross assets of One Hundred Million Dollars ($100,000,000) or more as defined in and calculated under the HSR Act.

          5.22. Investment Company. Parent is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

          5.23. Potential Conflicts of Interest.  Except as set forth on Section
5.23 of the Parent Disclosure Schedule, no officer, director, stockholder or other beneficial owner (as such term is defined under Rule 13d3 of the Exchange
Act) (other than any beneficial owner or stockholder that is not a party to the Stockholders' Agreement) of securities of Parent or any of its Subsidiaries: (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any entity or Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, Parent or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Parent or any of its Subsidiaries uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, Parent or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

          5.24. Disclosure. Neither this Agreement, any schedule hereto, nor any certificates, instruments or other documents (except for agreements that have expired or have been terminated on or prior to the Effective Time) delivered by Parent or its Representatives to Subject Company in connection with this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact required to be contained herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          5.25. Accounts Receivable. To the knowledge of Parent, except as set forth in Section 5.25 of the Parent Disclosure Schedule, the amount of all accounts receivable, including unbilled invoices which are reflected as accounts receivable on the Parent Financial Statements, due or recorded in the most recent financial statements included within the Parent Financial Statements as being due to Parent and its Subsidiaries as of the date of such financial statements (less the amount of any provision or reserve therefor made in such financial statements) constitute validly generated receivables for goods or services rendered; and to the knowledge of Parent, the amount of any asserted or threatened counterclaim or right of setoff relating to such accounts receivable or other debts does not exceed the amount of such provision or reserve plus (without double counting), with respect to accounts receivable due from any specific customer, the amount of any tenant security deposit of such customer which is being held by Parent or its Subsidiaries. The foregoing representations and warranties shall not be construed to constitute a guaranty of collection of any account receivable, unbilled invoices and other debts due or recorded in the most recent financial statements included within the Parent Financial Statements.

                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          6.1. Conduct of Businesses Prior to the Effective Time. Except as set forth in the Subject Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, each of Parent and Subject Company shall, and shall cause each of their respective Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, and (ii) use reasonable good faith efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees; provided, however, that from the date hereof to the Effective Time neither Parent nor the Subject Company shall acquire or develop any Center not listed on Schedule 2 or Schedule 4, as the case may be, without the prior approval of the other party. The parties acknowledge and agree that any Center listed on Schedule 4 shall be deemed to be approved for purposes of calculating the Shareholder Contribution. Notwithstanding the provisions of
Article 3 with respect to the adjustments to the Shareholder Contribution, there shall be no adjustment with respect to the Shareholder Contribution for any costs, expenses or disbursements related to any Center which is not listed on Schedule 4 to this Agreement or approved in accordance with this Section 6.1.

          6.2. Forbearance. Without limiting Section 6.1 hereof, except as set forth in Section 6.2 of the Subject Company Disclosure Schedule or Section 6.2 of the Parent Disclosure Schedule, as the case may be, or as expressly contemplated or permitted by this Agreement or the REC Merger Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, neither Parent nor Subject Company shall, and neither Parent nor Subject Company shall permit any of their respective Subsidiaries to, without the prior written consent of the other:

          (a) adjust, split, combine or reclassify any of its capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, membership or partnership interests or any securities or obligations convertible into or exchangeable for any shares of its capital stock or membership or partnership interests; issue, deliver or sell any shares of its capital stock or membership or partnership interests or any securities convertible into or exercisable for, or any rights, options or warrants to acquire, any such shares or securities (whether for cash or property) to any person other than: (i) existing shareholders of Parent or Subject Company, (ii) employees of Parent or Subject Company, or (iii) in the case of Parent, shares of Parent capital stock issued in connection with the LP Roll Up (including, without limitation, issuance of shares to securityholders of Parent for the purpose of raising cash to fund any cash payments which may be made to limited partners in connection with the LP Roll Up); provided, however, that neither any issuance of shares or securities in Subject Company nor any issuance of shares or securities in Parent shall result in any change to the percentage set forth in Section 2.4(a) hereof.

          (b) sell, lease, transfer, or otherwise dispose of, or subject to any Lien, any of its properties or assets, or cancel, release or assign any material indebtedness owed to it or any material claim held by it, except (i) in the ordinary course of business consistent with past practice, and, in the case of Parent, as required under the Credit Agreement or (ii) pursuant to contracts or agreements in force as of the date of this Agreement and listed in
Section 6.2 of the Subject Company Disclosure Schedule or Section 6.2 of the Parent Disclosure Schedule, as the case may be;

          (c) except as contemplated by Section 6.1 hereof, other than in the ordinary course consistent with past practice and, in the case of Parent, under the terms of the Credit Agreement, incur or assume any liabilities or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or entity (other than a wholly owned Subsidiary of such party);

          (d) except as contemplated by Section 6.1 hereof make any material acquisition or investment either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof;

          (e) make any material change in any of its leases or contracts or enter into, renew or terminate any contract or agreement that calls for aggregate annual payments of $25,000 or more and which either (i) is not terminable at will on 60 days or less notice without payment of a penalty or
(ii) has a term of more than one year;

          (f) other than general salary increases consistent with past practice, increase in any material respect the compensation or fringe benefits of any of its employees or pay any bonus, pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profitsharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stockbased compensation;

          (g) authorize or permit any of its Representatives to directly or indirectly solicit, initiate or encourage any inquiries relating to, or that may reasonably be expected to lead to, (i) the making of any proposal which constitutes, a Takeover Proposal (as defined below), or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal or (ii) the termination of any discussions between any third party, on the one hand, and either Subject Company or Parent, on the other hand, with respect to the acquisition by Subject Company or Parent, as the case may be, of the centers owned or operated by such third party. Each of Parent and Subject Company shall inform the other party as promptly as practicable after the receipt of any such inquiry or proposal, of the material terms and conditions of any such inquiries or proposals (including the identity of the party making such inquiry or proposal) and shall keep the other party informed of the status thereof. As used in this Agreement, "Takeover Proposal" shall mean, with respect to any Person, any proposal for a merger, consolidation or other business combination involving Subject Company or Parent or any of their respective Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Subject Company or Parent or any of their respective Subsidiaries, other than the transactions contemplated by this Agreement;

          (h)  make  any  capital   expenditures   in  excess  of  (A)  $25,000
individually or (B) $100,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair;

          (i) except as otherwise permitted elsewhere in Section 6.1 hereof or in this Section 6.2, engage or participate in any material transaction or incur or sustain any material obligation not in the ordinary course of business;

          (j) settle any claim, action or proceeding involving money damages which is material to Parent or Subject Company, as applicable, on a consolidated basis except in the ordinary course of business consistent with past practice and except for settlements for monetary damages that are not, individually or in the aggregate with any other such settlements, material in amount;

          (k) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code provided that no party hereto shall be deemed to be making any representation as to such qualification;

          (l) amend its certificate of incorporation, bylaws or similar governing documents, as the case may be; provided, however, Subject Company may amend its bylaws to delete the minimum requirements of five directors, replace the requirement of cochairman and copresident with the requirement of a chairman and president, respectively, and to delete the provisions with respect to a nonvoting member of the board of directors;

          (m) enter into any new line of business;

          (n) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement;

          (o) make any changes in its accounting methods, except as may be required under law, rule, regulation or GAAP, in each case as concurred in by such party's independent public accountants;

          (p) enter into any agreement or perform any transaction (except pursuant to agreements in force as of the date of this Agreement and listed in
Section 6.2 of the Subject Company Disclosure Schedule or Section 6.2 of the Parent Disclosure Schedule, as the case may be) with any Affiliate;

          (q) solely in the case of Parent, amend or restate its Credit Agreement, other than any amendment or restatement on terms substantially similar to the terms contained in the term sheet previously delivered to Subject Company (or on any amended term sheet which Parent may submit to and which is approved by Subject Company, such approval (as to terms not affecting the rights or obligations of Subject Company prior to the Merger or the rights or obligations of the Shareholder or the holders of Series C Preferred Stock) not to be unreasonably withheld); or

          (r) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.

          6.3. TRANSFER OF AGREEMENTS. Subject Company shall deliver to Parent, on or prior to the Effective Time, evidence in form and substance reasonably satisfactory to Parent that each agreement referred to in the Subject Company Disclosure Schedule that is to be terminated or to be assumed by the Shareholder on or prior to the Effective Time (including, without limitation, any grant of options or agreement to grant options in Subject Company or any of its Subsidiaries) shall have been so terminated or assumed, and that none of Parent, Subject Company or any of their respective Subsidiaries will have any obligations or liability thereunder from and after the Effective Time.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          7.1. ACCESS TO INFORMATION

          (a) Upon reasonable notice, each of Parent and Subject Company shall, and shall cause each of their respective Subsidiaries to, afford to the Representatives of the other party, during normal business hours during the period prior to the Effective Time, access to all its properties, books, contracts, commitments and records, including, without limitation, any information relating to any pending or planned acquisitions, and to its officers, employees, accountants, counsel and other representatives and, during such period, each of Parent and Subject Company shall, and shall cause their respective Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as such other party may reasonably request. Neither Parent nor Subject Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would, in the opinion of such counsel, waive the attorneyclient privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) All information furnished by a party to the other party pursuant to this Agreement (the "Confidential Information") shall be treated as the sole property of the furnishing party and, if this Agreement shall be terminated, each party receiving information shall upon request promptly return to the furnishing party all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Each party hereto receiving Confidential Information shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose.

          (c) The obligation to keep Confidential Information as such shall not apply to (i) any information which (A) was already in the receiving party's possession on a nonconfidential basis prior to the disclosure thereof by the furnishing party, (B) was then generally known to the public other than as a result of disclosure by the receiving party in violation of the provisions hereof, or (C) was disclosed to the receiving party by a third party not bound by any obligation of confidentiality or (ii) disclosures made as required by law. If the receiving party is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any information concerning the receiving party, the receiving party will promptly notify the furnishing party of such request or requirement so that the furnishing party may seek an appropriate protective order and/or waive the receiving party's compliance with the provisions or this Agreement. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the receiving party is nonetheless, in the opinion of counsel, compelled to disclose information concerning the furnishing party to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the receiving party may disclose such information to such tribunal or governmental body or agency to the extent necessary to comply with such order as advised by counsel without liability hereunder.

          (d) Each receiving party understands and agrees that the furnishing party will suffer immediate, irreparable harm in the event such receiving party fails to comply with any of its obligations of confidentiality under this Agreement, that monetary damages will be inadequate to compensate the furnishing party for such breach and that such furnishing party shall be entitled to specific performance as a remedy for any such breach without the necessity of posting a bond or proving special damages. Such remedy shall not be deemed to be the exclusive remedy in the event of breach of this Agreement by any receiving party, but shall be in addition to all other remedies available to the furnishing party at law or in equity.

          (e) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

          7.2. Legal Conditions to Merger. Subject to the terms and conditions of this Agreement, each of Parent and Subject Company shall, and shall cause its Subsidiaries to, use their reasonable good faith efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party at such other party's expense to obtain) any consent, authorization, order or approval of, or any exemption by, any third party which is required to be obtained by Subject Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. Prior to obtaining the consent of any third party required in connection with the transactions contemplated hereby, each party shall have the opportunity to review such proposed form of consent and provide reasonable comments with respect thereto. Without limiting the foregoing, it is understood and agreed that the failure to obtain any landlord's consent to the approval of any renewal or expansion option shall not constitute a breach of representation or warranty of any party hereto nor shall such failure in of itself be considered the failure to obtain the consent required pursuant to Section 8.2(i) hereof.

          7.3. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

          7.4. Advice of Changes. Parent and Subject Company shall promptly advise the other party of any change or event which, individually or in the aggregate with other such changes or events, has a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing, Parent and Subject Company shall promptly supplement or amend the Parent Disclosure Schedule or the Subject Company Disclosure Schedule, respectively, to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining the accuracy of any party's representations and warranties contained herein, the satisfaction of any of the conditions in Article VIII hereof, the compliance by any party with its covenants or agreements contained herein or the obligation of any party to indemnify any other party pursuant to
Article X hereof. 1.1.

          7.5. Adoption of Option Plan. Prior to the Closing Date, Parent shall adopt a stock option plan, in form and substance substantially similar to Parent's 1996 Option Plan, other than with respect to the vesting of options granted under such new stock option plan (which vesting terms shall be reasonably satisfactory to the Shareholder). Such new stock option plan shall relate to the grant of options to acquire that number of shares as are equal to 7.5% of the Fully Diluted Capitalization (as defined in the Stockholders' Agreement) of Parent after giving effect to the Merger and the REC Merger (the "1998 Option Plan"). Parent shall use commercially reasonable efforts to cause its shareholders to approve the 1998 Option Plan. Subject to its reasonable satisfaction with the vesting terms of the 1998 Option Plan and provided that the remainder of the 1998 Option Plan is substantially similar to Parent's 1996 Option Plan, the Shareholder shall vote all of its shares of Series C Preferred Stock in favor of the adoption of such plan when so requested by Parent. No grants or allocations of options shall be made under the 1998 Option Plan until the consummation of the Merger.

          7.6. Financial and Tax Reporting. From and after the Effective Time, Parent shall adopt the calendar year for financial and tax reporting purposes.

          7.7. Legends; Opinion Requirement. The Shareholder hereby agrees with Parent as follows:

          (a) The certificates evidencing the Series C Preferred Stock and the shares of Parent Class B Common Stock or Parent Class A Common Stock issuable upon conversion thereof, and each certificate issued in transfer thereof, will bear the following legend and any applicable legend required by the Stockholders' Agreement:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO PARENT OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

          (b) If the Shareholder desires to otherwise dispose of all or any part of the Series C Preferred Stock or shares of Parent Class B Common Stock or Parent Class A Common Stock issuable upon conversion thereof owned by it under an exemption from registration under the Securities Act, and if requested by Parent, such Shareholder shall deliver to Parent an opinion of counsel, which may be counsel for Parent, that such exemption is available.

          7.8. Restriction On Merger. Parent shall not merge the Surviving Corporation with and into Parent for the period commencing on the Effective Time and ending on the first anniversary thereof. Parent has no current intention to merge Surviving Corporation with and into Parent.

          7.9. Reservation of Shares. Parent shall take all necessary action to reserve for issuance the number of shares of Parent Class B Common Stock and Parent Class A Common Stock as may be issuable from time to time upon conversion of the Series C Preferred Stock and the number of shares of Parent Class A Common Stock as may be issuable from time to time upon conversion of the Parent Class B Common Stock.

          7.10. Continuation of Employee Benefits And Employment. From and after the Effective Time, Parent shall, and shall cause its Subsidiaries including, without limitation, Subject Company and its Subsidiaries, to:

          (a) permit employees of Subject Company or any of its Subsidiaries on the Closing Date (collectively, the "Continuing Employees") to participate in Parent's employee benefit plans to the same extent to which similarly situated employees of Parent participate; provided, however, that Parent shall not terminate any health or disability plan of Subject Company or its Subsidiaries until such time as the Continuing Employees are covered under the health and disability plans of Parent; provided, further, that this shall not be construed as a guarantee of employment of any such employees except to the extent set forth in Section 7.10(c), (d), (e) or (f).

          (b) credit the Continuing Employees with their respective length of service with Subject Company or its Subsidiaries (to the extent Subject Company gave effect) for purposes of eligibility and vesting (but not for benefit accrual) under all pension, welfare and fringe benefit plans (and any other similar plans, programs, agreements or policies) and give credit, to the extent possible, for purposes of waiting periods, deductibles or copayments under any health plans.

          (c) with respect to T.J. Tison, assume and perform the obligations of InterOffice (Holdings) Corporation ("Holdings") under that certain Employment Agreement, dated May 13, 1998, between Holdings and T.J. Tison, as amended by letter agreement dated October 30, 1998.

          (d) with respect to Stephen Fowler, Richard (Tom) Tenge and Thomas King (the "Xebec Employees"), perform the obligations of Holdings under the Employment Agreements, each dated as of July 20, 1998, between Holdings and each of the Xebec Employees (the "Xebec Employment Agreements"), except that none of Parent, Subject Company or any of their Subsidiaries shall have or be obligated to perform any obligation under the Xebec Employment Agreements or otherwise with respect to any severance or other compensation which may be due to any Xebec Employee (i) as a result of termination of employment for cause, or (ii) who voluntarily terminates his employment without "good reason" (as such term is defined in the Xebec Employment Agreements), or (iii) who voluntarily terminates his employment with "good reason" under clause (i) or
(ii) of Section 1.7.7 of the Xebec Employment Agreement where such "good reason" arose before the Effective Time.

          (e) with respect to Linda Marschall and Joanne McDaniel, offer to each of them employment with Parent on the terms set forth on Schedule 7.10(e) hereto, pursuant to a written agreement delivered to each of them on or prior to 10 days after the Effective Time, provided, that if either of such individuals accepts employment with Parent on the terms so offered, and during the term of the employment agreement and prior to January 31, 2000, such individual is either terminated without cause or otherwise terminates employment for any reason which would entitle such individual to continued salary payments, severance payments or other benefits under such agreement, the cost of such continued salary payments, severance payments or other benefits shall be paid as follows: of such amounts accruing or attributable to the period ending January 31, 2000, onehalf shall be paid by Parent and onehalf shall be paid by Shareholder; and of such amounts (if any) accruing or attributable to periods after January 31, 2000 (if Parent, without any obligation to do so under this Agreement, shall have entered into an agreement with either of such individuals for employment extending beyond January 31,
2000), 100% shall be paid by Parent.

          (f) with respect to Terrence Burns and Gil Blankespoor, perform the obligations of Interoffice Management, Inc. under the Employment Agreements, each dated as of August 1, 1997, between Interoffice Management, Inc. and each of such individuals (as such agreements may be amended to provide for a salary for Terrence Burns of not more than $110,000 per annum and for Gil Blankespoor of not more than $100,000), except that none of Parent, Subject Company or any of their Subsidiaries shall have or be obligated to perform any obligation under such Employment Agreements or otherwise with respect to any severance or other compensation which may be due to either of such individuals if they elect to terminate their employment by reason of the transactions contemplated by this Agreement.

          7.11. Real Property and Other Conveyance Taxes. Parent shall pay (after giving effect to the consummation of the Merger and the REC Merger and the payment of the Final Shareholder Contribution) all state and local taxes on the transfer of stock and/or real property or any interest therein contemplated by this Agreement, and arising by reason of the transfer or deemed transfer of any leasehold interest of Parent, Subject Company or any of their respective Subsidiaries, and all expenses incident thereto, including the fees and disbursements of counsel and accountants selected by Parent in the preparation of the applicable tax forms. The parties acknowledge that it is intended that the Shareholder bear its proportionate responsibility for such taxes and expenses through its ownership of the Series C Preferred Stock. It is acknowledged and agreed that such taxes include, without limitation, any New York Stock Transfer Tax and New York Real Property Transfer Tax which may be due.

          7.12. Director and Officer Insurance. On or prior to the Closing Date, Parent shall deliver or cause to be delivered (a) an agreement with respect to the continuation of director and officer and errors and omissions insurance in form and substance reasonably acceptable to Shareholder or (b) evidence that the directors and officers of Subject Company shall be covered under the applicable insurance policies of Parent.

          7.13. Elimination of Liens. ELIMINATION OF LIENS. Each of Parent and Subject Company shall, and shall cause its Subsidiaries to, take, or cause to be taken, all actions necessary so that the assets of such party and its Subsidiaries are, as of the Effective Time, free and clear of (i) any Liens, other than Permitted Liens, set forth on Schedule 7.13 to this Agreement, and
(ii) any Liens, other than Permitted Liens, incurred from and after the date hereof and prior to the Closing Date. Notwithstanding the foregoing, if the Required Banks (as defined in the Credit Agreement) require, as a condition to their giving consent to the Merger, that Liens be removed other than those which are required to be removed under this Section 7.13, then the removal of such Liens required by the Required Banks shall be a condition to the obligations of Parent pursuant to Section 8.1(k), but the failure to obtain such removal shall not be a breach of this Agreement.

          7.14. Press Releases. None of Parent, Subject Company, Shareholder or any of their Affiliates shall make any press release or other public announcement of the transaction contemplated by this Agreement without having given the other parties the opportunity to review and comment on it, and the parties shall endeavor to jointly agree on the text of a press release.

          7.15. Bylaw Amendments. If and to the extent that the ByLaws of Parent are inconsistent with any provision of the Amended and Restated Articles, any of the Certificates of Designation, or the Stockholders Agreement, such ByLaws shall be amended (in a manner reasonably satisfactory to all of the parties hereto) to conform to the provisions of such other documents.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

          8.1. Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Subject Company and the Shareholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that the condition to Parent's obligations set forth in this first sentence of this Section 8.1(a) shall be deemed to be satisfied unless the failure or failures of such representations and warranties contained herein or the representations and warranties of REC contained in the REC Merger Agreement to be so true and correct, in the aggregate, could be reasonably expected to result in Losses to Parent of $5,000,000 or more. If Parent shall assert the failure of the condition to be satisfied, it shall set forth in reasonable detail the alleged breaches of representation and warranties and an estimate of the Losses anticipated in connection therewith. Parent shall have received a certificate signed on behalf of the Subject Company by the CoChairman and Vice PresidentTreasurer of Subject Company and from the Shareholder to the foregoing effect.

          (b) PERFORMANCE OF OBLIGATIONS OF SUBJECT COMPANY. Subject Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (provided that Section 8.1(i) shall be the sole closing condition with respect to Subject Company's obligation to obtain required consents under the Subject Company Real Property Leases), and Parent shall have received a certificate signed on behalf of Subject Company by the CoChairman and Vice PresidentTreasurer of Subject Company to such effect. It is agreed and understood that to the extent the covenants contained in Section 7.2(a)(i) require Subject Company to take actions to ensure that the condition contained in Section 8.1(a) is satisfied, such covenant shall not supersede the proviso contained in the first sentence of such Section 8.1(a).

          (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No Injunction preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger.

          (d)  FILING  OF  AMENDED  AND  RESTATED  ARTICLES;   CERTIFICATES  OF
DESIGNATION. Each of the Amended and Restated Articles and the Certificates of Designation shall be effective.

          (e) OPINION OF COUNSEL. Parent shall have received an opinion of Herrick, Feinstein LLP, counsel to Subject Company, covering matters and containing qualifications of the type normally covered and contained in an opinion relating to a transaction such as the Merger. Such opinion shall be substantially similar to the opinion of counsel to Parent.

          (f) INTERCOMPANY AGREEMENT. Reckson Service Industries, Inc. shall have duly executed and delivered the Intercompany Agreement, in the form of Exhibit F attached hereto (the "RSI Intercompany Agreement").

          (g) STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement shall have been duly executed and delivered by the Shareholder, any Affiliates of Shareholder required to be a party thereto and each of the other parties thereto (other than Parent).

          (h) SECRETARY'S CERTIFICATES. Parent shall have received certificates from Subject Company, dated the Closing Date and signed by the Secretary or an Assistant Secretary of Subject Company, certifying (a) that the attached copies of the Certificate of Incorporation and Bylaws of Subject Company, and resolutions of the Subject Company Board and the stockholders of Subject Company approving this Agreement and the other agreements referred to herein to which it is a party and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect, and (b) the incumbency and specimen signature of each officer of Subject Company executing this Agreement and the other agreements referred to herein to which it is a party or any other document delivered in connection herewith or therewith on behalf of Subject Company.

          (i) CONSENTS UNDER SUBJECT COMPANY REAL PROPERTY LEASES. Each Lease Consent shall have been obtained, provided that this condition shall be deemed satisfied even if all of such Lease Consents shall not have been obtained, so long as the sum of (a)(A) the sum of (i) the Subject Company Reduced EBITDA Value (for purposes of this Section 8.1(i) the sum of the EBITDA for all of the Subject Company Remaining Baseline Centers shall be calculated for the twelvemonth period ending on the Estimation Date), plus (ii) any projected relocation costs and increased rent (as jointly determined by the Shareholder and Parent) associated with the development of any Replacement Center which would need to be developed if the lease for the Center for which a Lease Consent has not been obtained were terminated, less (B) the product of (i) the projected EBITDA (as jointly determined by the Shareholder and Parent) for the twelvemonth period commencing on the date of calculation for such projected Replacement Center (based on, among other factors, the projected rent for such Replacement Center and the projected number of Customers occupying such Replacement Center), if a positive number, and (ii) seven and (b) the amount of Losses estimated by Parent pursuant to Section 8.1(a) hereof, shall not exceed $5,000,000.

          (j) REC MERGER. The consummation of the REC Merger shall occur immediately following the Merger pursuant to the REC Merger Agreement.

          (k) BANK CONSENT. The consent or approval of the Required Banks (as defined in the Credit Agreement) to the Merger and the REC Merger and to the other transactions contemplated by this Agreement shall have been obtained.

          (l) LETTERS OF CREDIT. The Business Loan and Security Agreement, dated as of April 23, 1997, as amended, by and among First Union National Bank of Virginia, InterOffice (Holdings) Corporation ("InterOffice") and certain Subsidiaries of InterOffice shall have been terminated and each of the standby letters of credit issued in connection therewith shall have been terminated.

          (m) DIRECTOR AND OFFICER RESIGNATIONS. Parent shall have received duly executed resignations from all directors and officers of Subject Company and its Subsidiaries which are effective immediately following the Effective Time.

          (n) ACCREDITED INVESTOR REPRESENTATIONS. Parent shall have received from each of the Partners a letter containing customary representations as to its status as an accredited investor within the definition of Regulation D under the Securities Act.

          (o) NONCOMPETE AND CONFIDENTIALITY AGREEMENTS. Parent shall have received (i) a noncompete agreement executed by Arnold Widder for the benefit of Parent, in form and substance reasonably satisfactory to Parent[, and (ii) a confidentiality agreement executed by each of Martin Rabinowitz and Robert Rieger for the benefit of Parent, in form and substance reasonably satisfactory to Parent].

          8.2. CONDITIONS TO OBLIGATIONS OF SUBJECT COMPANY AND THE SHAREHOLDER. The obligation of each of Subject Company and the Shareholder to effect the Merger is also subject to the satisfaction or waiver by Subject Company and the Shareholder at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that the condition to Subject Company's and the Shareholder's obligations set forth in this first sentence of this Section 8.2(a) shall be deemed to be satisfied unless the failure or failures of such representations and warranties contained herein or the representations and warranties of Parent contained in the REC Merger Agreement to be so true and correct, in the aggregate, could be reasonably expected to result in Losses to the Shareholder of $5,000,000 or more. If any of Subject Company or the Shareholder shall assert the failure of this condition to be satisfied, it shall set forth in reasonable detail the alleged breaches of representations and warranties and an estimate of the Losses anticipated in connection therewith. Subject Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.

          (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Subject Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect. It is agreed and understood that to the extent the covenants contained in Section 7.2(a)(i) require Parent to take actions to ensure that the condition contained in
Section 8.2(a) is satisfied, such covenant shall not supersede the proviso contained in the first sentence of such Section 8.2(a).

          (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No Injunction preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger.

          (d) FILING OF AMENDED AND RESTATED ARTICLES; CERTIFICATES OF DESIGNATION. Each of the Amended and Restated Articles and the Certificates of Designation shall have been filed with the Nevada Secretary and shall be effective.

          (e) OPINION OF COUNSEL. Subject Company shall have received an opinion of Morrison Cohen Singer & Weinstein, LLP, counsel to Parent, covering matters and containing qualifications of the type normally covered and contained in an opinion relating to a transaction such as the Merger. Such opinion shall be substantially similar to the opinion of counsel to Subject Company.

          (f) INTERCOMPANY AGREEMENT. Parent shall have duly executed and delivered the RSI Intercompany Agreement.

          (g) STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement shall have been duly executed and delivered by Parent and each of the other parties thereto (other than the Shareholder and the Affiliates of Shareholder that are required to be parties thereto).

          (h) SECRETARY'S CERTIFICATES. Subject Company shall have received certificates from Parent, dated the Closing Date and signed by the Secretary or an Assistant Secretary of Parent, certifying (a) that the attached copies of the Amended and Restated Articles of Incorporation and Bylaws of Parent, and resolutions of the Parent Board and the stockholders of Parent approving this Agreement and the other agreements referred to herein to which it is a party and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect, and (b) the incumbency and specimen signature of each officer of Parent executing this Agreement and the other agreements referred to herein to which it is a party or any other document delivered in connection herewith or therewith on behalf of Parent.

          (i) APPOINTMENT OF DIRECTORS. Parent shall have taken all corporate action necessary to appoint the designees of the holders of Series C Preferred Stock set forth in Section 2.1 of the Stockholders' Agreement to the Parent Board as of the Effective Time.

          (j) REC MERGER. The REC Merger shall occur immediately following the Merger pursuant to the REC Merger Agreement.

          (k) INSURANCE AGREEMENT. Parent shall have delivered to the directors and officers of Subject Company and its Subsidiaries the agreement or evidence specified in Section 7.12 hereof.

          (l) BANK CONSENT. The consent or approval of the Required Banks (as defined in the Credit Agreement) to the Merger and the REC Merger and to the other transactions contemplated by this Agreement shall have been obtained.

          (m) LP ROLL UP. The LP Roll Up shall have been consummated, provided that this condition shall be deemed satisfied even if the LP Roll Up shall not have been completely consummated so long as the sum of (a) Parent Reduced EBITDA Value (for purposes of this Section 8.2(m), the sum of the EBITDA for all of the Parent Baseline Centers shall be calculated for the twelvemonth period ending on the Estimation Date) and (b) the amount of losses estimated by the Shareholder pursuant to Section 8.2(a), shall not exceed $5,000,000.

          (n) ASSIGNMENT OF RIGHTS. The Shareholder shall have received from Subject Company an assignment, in form and substance reasonably satisfactory to the Shareholder, of the right to receive any amounts ("Purchase Price Adjustments") payable by Paul Swinley pursuant to Section 7(f) of that certain Stock Purchase Agreement, dated as of October 20, 1997, by and between Subject Company and Paul Swinley. Pursuant to such assignment, (i) Shareholder shall be granted the right to exercise, through June 30, 1999, the rights of the "Purchaser" under the Escrow Agreement, dated January 29, 1998, among Subject Company, Paul A. Swinley and C. Daniel Clemente, for the purpose of asserting claims for Purchase Price Adjustments (but not for the purpose of asserting any other claims which may be made thereunder), and Parent shall not be entitled, until July 1, 1999, to exercise (or cause Subject Company to exercise) any rights of the "Purchaser" under such Escrow Agreement (provided, however, that if Parent notifies Shareholder in writing of any claim which would be lost if not asserted prior to July 1, 1999, Shareholder shall assert such claim on behalf of Subject Company), and (ii) any such claims for Purchase Price Adjustments so asserted by Shareholder under clause (i) above shall, to the extent of the amount of such Purchase Price Adjustments that it is finally determined (either by agreement or pursuant to a judgment of a court of competent jurisdiction) that Shareholder is entitled to recover, have a priority in payment from the funds held pursuant to such Escrow Agreement over any other claims which may be asserted by Subject Company for recovery from such funds.

                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

          9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual consent of Parent and Subject Company in a written instrument, if the Board of Directors of each so determines;

          (b) by either the Parent Board or the Subject Company Board if the Merger shall not have been consummated on or before three months after the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (c) by either the Parent Board or the Subject Company Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if the other party shall have breached in any material respect (i) any of the covenants or agreements made by such other party herein or (ii) any of the representations or warranties made by such other party herein; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(c) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.1(a) or 8.1(b) (in the case of a breach of representation or warranty or covenant, respectively, by Subject Company) or
Section 8.2(a) or 8.2(b) (in the case of a breach of representation or warranty or covenant respectively, by Parent), and in either case, such breach is not cured within fifteen (15) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; and

          (d) by either the Parent Board or the Subject Company Board if the REC Merger Agreement shall have been terminated in accordance with the terms thereof.

          9.2. Effect of Termination. In the event of termination of this Agreement by either Parent or Subject Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Subject Company, any of their respective Subsidiaries or any of their Representatives or the Shareholder shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 7.1(b), (c) and (d) and 11.1 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Subject Company or the Shareholder shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

          9.3. Amendment; Extension; Waiver. The parties hereto may (a) amend any provision of this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (d) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such amendment, extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but any extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X

                     SURVIVAL OF REPRESENTATIONS; INDEMNITY


          10.1. Survival of Representations and Agreements. The respective representations and warranties of Subject Company, the Shareholder and Parent contained in this Agreement or in any schedule attached hereto shall survive the consummation of the Merger and the other transactions contemplated hereby and shall remain in full force and effect until the earlier of (x) the second anniversary of the Effective Time, and (y) an initial public offering of the Parent Common Stock (an "IPO"), except that (i) all of the representations and warranties of the parties shall survive indefinitely in the event of fraud with respect thereto, and (ii) the representations in Section 4.9 and Section 5.9 shall remain operative and continue in full force and effect until 30 days after the expiration of the applicable statute of limitations (for assessment and collection of taxes taking into account any extensions thereto) pertaining to the matters represented and warranted in such sections. The period during which such representation and warranties shall survive is sometimes hereinafter referred to as the "Representations Period." No claim under this Agreement, including for indemnification pursuant to Section 10.2, may be brought after the expiration of the applicable Representations Period, except for claims made in good faith in writing prior to such expiration setting forth in reasonable detail the basis for such claims (whether or not any action, demand or proceeding is instituted with respect to such claims prior to the expiration of the applicable Representations Period, it being understood that any and all Losses arising after the expiration of the Representations Period shall be recoverable upon notice properly given prior to the expiration of the applicable Representations Period in accordance with this Section 10.1). Notwithstanding the foregoing, in the event that any claim under this Agreement (other than Third Party Claims (as defined below)) is pending prior to an IPO, the parties shall negotiate in good faith to quantify the Losses relating to such claim and settle such claim in accordance with this Article X prior to the filing of a registration statement relating to such IPO. In the event the parties are unable to so quantify and settle such claim prior to such time, either party may submit the dispute to arbitration in accordance with the provisions of Section 10.4 hereof. In such arbitration, the arbitrators shall be instructed to quantify such Losses based on the information then available, which quantification shall be final and binding on the parties regardless of subsequent events. Any agreements contained herein which by their terms are to be performed, in whole or in part, following consummation of the Merger shall survive in accordance with their respective terms.

          10.2. INDEMNIFICATION

          (a) From and after the Effective Time, the Shareholder shall defend, indemnify and hold harmless Parent and its Affiliates and all of their respective officers, directors, employees, agents and shareholders, from and against any and all Losses resulting from, arising out of or attributable to
(i) any breach by Subject Company or the Shareholder of any representation or warranty contained in or made pursuant to this Agreement or in any other agreement or certificate delivered to Parent in connection with this Agreement (it being agreed that solely for purposes of determining if any Loss is subject to indemnification pursuant to this clause (i), the accuracy of the representations and warranties made by Subject Company and the Shareholder, except with respect to Section 4.7(a), Section 4.12(a), Section 4.24 and
Section 4.29, and with respect to any specified dollar threshold contained in any representation or warranty for purposes of defining the scope of such representation or warranty, shall be determined without giving effect to the qualifications to such representations and warranties concerning "materiality," "knowledge", and "Material Adverse Effect," and all such representations and warranties shall be tested as if such qualifications were not included therein), (ii) any breach by Subject Company (on or prior to the Effective
Time) or the Shareholder of any covenant, obligation or agreement by Subject Company or Shareholder contained in or made pursuant to this Agreement or in any other agreement or certificate delivered to Parent in connection with this Agreement, or (iii) any matters set forth on Schedule 10.2(a) to this Agreement. Notwithstanding the foregoing, no claim shall be made against the Shareholder for indemnification under clause (i) of this Section 10.2(a) unless the aggregate of all indemnifiable Losses suffered by Parent (taking into account Section 10.2(c)) under such clause and under Section 10.2(a)(i) of the REC Merger Agreement shall exceed the Loss Threshold. If indemnifiable Losses under clause (i) of this Section 10.2(a) (when aggregated with such Losses under Section 10.2(a)(i) of the REC Merger Agreement) suffered by Parent exceed the Loss Threshold, then the Shareholder shall be required to indemnify Parent for all indemnifiable Losses suffered by it under clause (i) of this Section 10.2(a) in excess of such Loss Threshold. Notwithstanding anything to the contrary contained herein, the Loss Threshold shall not apply to, and Parent shall be entitled to dollarfordollar recovery for, (A) any Losses suffered by it arising out or attributable to any breach of the representations and warranties contained in Section 4.8 or Section 4.9 (for purposes of determining whether Parent is entitled to indemnification such breaches shall be measured pursuant to clause (i) above and, with respect to the representations and warranties contained in Section 4.9, no effect shall be given to any matters disclosed in the Subject Company Disclosure Schedule), provided, however, that Parent shall not be entitled to make a claim for indemnifiable Losses relating to a breach of the representation and warranty contained in Section 4.8(c) until the aggregate of all such Losses plus any Losses suffered as a result of the breach of the representation and warranty of REC contained in Section 4.8(c) of the REC Merger Agreement equals or exceeds $200,000 and, upon the making of such claim and thereafter, Parent shall be entitled to dollarfordollar recovery for all Losses indemnifiable under such Section (including the first $200,000 of such indemnifiable Losses), (B) any Losses indemnifiable under clause (ii) of this Section 10.2(a), and (C) any Losses indemnifiable under clause (iii) of this Section 10.2(a). No investigation by Parent or its Representatives of Subject Company shall affect or limit the representations, warranties or covenants of Subject Company and the Shareholder or be considered in determining whether Parent shall have the right to be indemnified for any matter pursuant to this Agreement. The consummation by any party hereto of the transactions contemplated hereby with knowledge of a breach of a representation, warranty, covenant or agreement by the other party shall not constitute a waiver of a claim for the nonbreaching party's Losses, if any, with respect to such breach. With respect to any breach by Subject Company of the representations and warranties contained in Section 4.18(a), Parent agrees that, without limiting the provisions of Section 3.5 hereof, indemnifiable Losses related to such breach shall not include any multiple of lost revenues attributable to or arising out of such breach. With respect to any breach by Subject Company of the representations and warranties contained in Section 4.19(a), Parent agrees that Losses related thereto shall be indemnifiable only to the extent that the Subject Company Personal Property Lease that is the subject of the breach relates to personal property used in connection with the business of Subject Company and its Subsidiaries. With respect to any breach of the representations and warranties contained in Section 4.29, Parent shall not be entitled to indemnification to the extent that Parent has been fully indemnified (or would be entitled to indemnification but for the Loss Threshold) for a breach of any other representation or warranty of Subject Company arising from the same facts and circumstances that gave rise to the breach of the representations and warranties contained in Section 4.29.

          (b) From and after the Effective Time, Parent shall defend, indemnify and hold harmless the Shareholder and its Affiliates and all of their respective officers, directors, employees, agents and members, from and against any and all Losses resulting from, arising out of or attributable to (i) any breach by Parent of any representation or warranty contained in or made pursuant to this Agreement or in any other agreement or certificate delivered to the Shareholder in connection with this Agreement (it being agreed that solely for purposes of determining if any loss is subject to indemnification pursuant to this clause (i), the accuracy of the representations and warranties made by Parent, except with respect to Section 5.7(a), Section 5.12(a), Section
5.24 and Section 5.25, and with respect to any specified dollar threshold contained in any representation or warranty for purposes of defining the scope of such representation or warranty, shall be determined without giving effect to the qualifications to such representations and warranties concerning "materiality," "knowledge", and "Material Adverse Effect," and all such representations and warranties shall be tested as if such qualifications were not included therein), (ii) any breach by Parent of any covenant, obligation or agreement by Parent contained in or made pursuant to this Agreement (including, without limitation, the agreement contained in Section 2.4(a); provided, however, that the sole remedy for breach of such agreement shall be the issuance of additional shares of Series C Preferred Stock in accordance with such Section 2.4(a)) or in any other agreement or certificate delivered to the Shareholder in connection with this Agreement, and (iii) any matters set forth on Schedule 10.2(b) to this Agreement. Notwithstanding the foregoing, no claim shall be made against Parent for indemnification under clause (i) of this
Section 10.2(b) unless the aggregate of all indemnifiable Losses suffered by the Shareholder (taking into account Section 10.2(c)) under such clause and under Section 10.2(b)(i) of the REC Merger Agreement shall exceed the Loss Threshold. If indemnifiable Losses under clause (i) of this Section 10.2(b) (when aggregated with such Losses under Section 10.2(b)(i) of the REC Merger Agreement, but without double counting) suffered by Shareholder exceed the Loss Threshold, then Parent shall be required to indemnify the Shareholder for all indemnifiable Losses suffered by it under clause (i) of this Section 10.2(b) in excess of such Loss Threshold. Notwithstanding anything to the contrary contained herein, the Loss Threshold shall not apply to, and the Shareholder shall be entitled to dollarfordollar recovery for, (A) any Losses suffered by it arising out or attributable to any breach of the representations and warranties contained in Section 5.8 or Section 5.9 (for purposes of determining whether the Shareholder is entitled to indemnification, such breaches shall be measured pursuant to clause (i) above and, with respect to the representations and warranties contained in Section 5.9, no effect shall be given to any matters disclosed in the Parent Disclosure Schedule), provided, however, that the Shareholder shall not be entitled to make a claim for indemnifiable Losses relating to a breach of the representation or warranty contained in Section 5.8(c) until the aggregate of all such Losses plus any Losses suffered as a result of the breach of the representation and warranty of Parent contained in
Section 5.8(c) of the REC Merger Agreement equals or exceeds $200,000 and, upon the making of such claim and thereafter, the Shareholder shall be entitled to dollarfordollar recovery for all Losses indemnifiable under such Section (including the first $200,000 of such indemnifiable Losses), (B) any Losses indemnifiable under clause (ii) of this Section 10.2(b), and (C) any Losses indemnifiable under clause (iii) of this Section 10.2(b). No investigation by the Shareholder or its Representatives of Parent shall affect or limit the representations, warranties or covenants of Parent or be considered in determining whether the Shareholder shall have the right to be indemnified for any matter pursuant to this Agreement. The consummation by any party hereto of the transactions contemplated hereby with knowledge of a breach of a representation, warranty, covenant or agreement by the other party shall not constitute a waiver of a claim for the nonbreaching party's Losses, if any, with respect to such breach. With respect to any breach by Parent of the representations and warranties contained in Section 5.18(a), the Shareholder agrees that indemnifiable Losses related to such breach shall not include any multiple of lost revenues attributable to or arising out of such breach. With respect to any breach by Parent of the representations and warranties contained in Section 5.19(a), the Shareholder agrees that Losses related thereto shall be indemnifiable only to the extent that the Parent Personal Property Lease that is the subject of the breach relates to personal property used in connection with the business of Parent and its Subsidiaries. With respect to any breach of the representations and warranties contained in Section 5.25, the Shareholder shall not be entitled to indemnification to the extent that the Shareholder has been fully indemnified (or would be entitled to indemnification but for the Loss Threshold) for a breach of any other representation or warranty of Parent arising from the same facts and circumstances that gave rise to the breach of the representations and warranties contained in Section 5.25.

          (c) The amount by which a party shall be indemnified for any Loss shall be reduced by (i) any insurance proceeds or indemnity, contribution, warranty or other similar payments recoverable by such party including, without limitation, amounts recoverable from acquisition hold backs, retentions, escrows and similar amounts in respect of such Loss, (ii) any right to income tax or other tax savings that actually reduce or will reduce the impact to such party of such Loss (provided, however, that in the event that any party seeking indemnification hereunder is unable to collect a payment with respect to such right to such insurance proceeds, indemnity, contribution, warranty or other similar payments (other than as a result of a waiver, settlement or failure to use commercially reasonable efforts to diligently prosecute such right by such party), then, at the time such right under clause (i) or (ii) hereof is uncollectible or it becomes evident that such right is uncollectible (regardless of when such time occurs), the amount of Losses will be increased by the amount such Losses were reduced on account of such right), (iii) the extent to which the amount of such Loss resulted in an adjustment or indemnification payment under Section 3.5 hereof, and (iv) solely with respect to Losses arising out of a breach of representation or warranty, the book value of any asset, as determined in accordance with GAAP, that the party seeking indemnification could reflect on its financial statements as a result of the transaction giving rise to the breach (it being agreed and understood that this clause shall not impose any obligation on such party to accept such asset; provided, however, such party shall be deemed to have accepted such asset as a result of any voluntary or involuntary settlement, payment, judgment, order, award or resolution relating to such indemnification claim whereby the indemnified party obtains or retains such asset) to the extent the book value of such asset has not been reflected on the most recent balance sheet included within the Subject Company Financial Statements or the Parent Financial Statements, as the case may be.

          10.3. MATTERS INVOLVING THIRD PARTIES

          (a) If any third party shall notify any party hereto (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other party (the "Indemnifying Party") under this Article X then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 Business Days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Losses the Indemnified Party may suffer resulting from, arising out of or attributable to the Third Party Claim and (ii) the Indemnifying Party conducts and agrees in such notice to conduct the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 10.3(b) above, (ii) the Indemnified Party may retain separate cocounsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement and with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, delayed or conditioned unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim which involves any relief other than the payment of money damages without the prior written consent of the Indemnified Party.

          (d) In the event (i) any of the conditions in Section 10.3(b) above is or becomes unsatisfied, however, and such condition remains unsatisfied after written notice to the Indemnifying Party specifying the same and a reasonable opportunity to cure such condition or (ii) the Indemnified Party shall reasonably conclude, based on the advice of its counsel, that (x) there is an actual conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or
(y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, (A) the Indemnified Party may assume and direct the defense of, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner the Indemnified Party reasonably may deem appropriate with the consent of the Indemnifying Party which consent shall not be unreasonably withheld, delayed or conditioned, (B) the Indemnifying Party will reimburse the Indemnified Party for the costs of defending against the Third Party Claim (including reasonable attorney's fees and expenses), and (C) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article X.

          10.4. Matters Involving the Parties. Any claim on account of a Loss which does not involve a Third Party Claim shall be asserted by written notice given by the party claiming indemnity to the other party. The receiving party shall have a period of 10 Business Days within in which to respond thereto. If such party does not respond within such period, such party shall be deemed to have accepted responsibility to make payment, subject to the provisions hereof, and shall have no further right to contest the validity of such claim. If the receiving party does respond within 10 Business Days and rejects such claim in whole or in part, the parties shall negotiate in good faith to promptly resolve such dispute. If such dispute has not be resolved within 60 days from the date of receipt of the notice of claim by the receiving party, either party may at any time thereafter submit such dispute to arbitration to be conducted in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association then in effect except as modified below. The arbitration shall be held in New York, New York. Any such dispute shall be determined by a panel of three arbitrators with each party to be provided by the American Arbitration Association with a list of no less than ten possible arbitrators and to be permitted no more than four strikes, and if three arbitrators are not selected on the basis of the first list then provided, another list of no less than ten possible arbitrators shall be provided for the selection of any additional arbitrators needed, with each party again receiving no more than four strikes, and this process shall continue until a full panel is selected. The decision of the arbitrators shall be final and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction. The arbitrators shall (i) award to the prevailing party, if any, all of its costs and fees, which shall include all reasonable predetermination expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, outofpocket expenses, court costs, and attorneys' fees and (ii) have the power to grant injunctive relief. The Series C Preferred Directors (as defined in the Stockholders' Agreement) shall not be entitled to vote with respect to any determination by the Parent Board relating to the pursuit of any claims for indemnity by Parent against the Shareholder pursuant to this Article X.

          10.5. SOLE RECOURSE; SETTLEMENT OF LOSSES

          (a) In the event that the Merger is consummated, the indemnification provided for in this Article X shall be the sole and exclusive remedy of the parties for any Losses arising out of or related to any breach of this Agreement. No matter which constitutes a Loss under this Agreement as well as under the REC Merger Agreement shall be double counted for any purpose hereunder.

          (b) If Parent is entitled to be indemnified  for any Loss pursuant to
Section 10.2(a), in accordance with the provisions of this Article X, promptly following the final determination of the amount of any such Losses, the Shareholder shall at its sole option either (x) surrender to Parent that number of shares of Series C Preferred Stock, Parent Class B Common Stock (if the Series C Preferred Stock has been converted into such class) or Parent Class A Common Stock (if the Series C Preferred Stock or Parent Class B Common Stock, has been converted into such class), as is equal to the amount of any such Losses divided by $4.75 (subject to adjustments for any stock split, reverse stock split, combination or any other similar transaction involving the Series C Preferred Stock, Parent Class B Common Stock (if the Series C Preferred Stock has been converted into such class) or Parent Class A Common Stock (if the Series C Preferred Stock or Parent Class B Common Stock has been converted into such class)), which shares shall be free and clear of any Liens or (y) pay the amount of such Losses by wire transfer of the immediately available funds. The surrender of such shares or payment of immediately available funds shall discharge the Shareholder's indemnification obligations in respect of such Losses.

          (c) If the Shareholder is entitled to be indemnified for any Losses in accordance with the provisions of this Article X, promptly following the final determination of any such Losses, (i) if such Loss does not relate to a Third Party Claim, Parent shall at its sole option either (x) issue to the Shareholder a certificate representing that number of duly issued, fully paid and nonassessable shares of Series C Preferred Stock, Parent Class B Common Stock (if the Series C Preferred Stock has been converted into such class) or Parent Class A Common Stock (if the Series C Preferred Stock or Parent Class B Common Stock has been converted into such class), as is equal to the quotient obtained by dividing (A) the product of (a) 40% and (b) the amount of any such Losses (such product, the "Indemnity Amount") by (B) $4.75 (subject to adjustments for any stock split, reverse stock split, combination or any other similar transaction involving the Series C Preferred Stock, Parent Class B Common Stock (if the Series C Preferred Stock has been converted into such class) or Parent Class A Common Stock (if the Series C Preferred Stock or Parent Class B Common Stock has been converted into such class)) or (y) pay an amount equal to the Indemnity Amount multiplied by 166 2/3% by wire transfer of immediately available funds, (ii) if such Loss relates to a Third Party Claim, Parent shall all at its sole option either (x) issue to the Shareholder a certificate representing that number of duly issued, fully paid and nonassessable Shares of Series C Preferred Stock, Parent Class B Common Stock (if the Series C Preferred Stock has been converted into such class) or Parent Class A Common Stock (if the Series C Preferred Stock or Parent Class B Common Stock has been converted into such class), as is equal to the quotient obtained by dividing (i) the sum of (A) the product of (a) 40% and (b) the amount of any such Losses (other than any Losses referred to in clause (B) of this Section 10.5(c)) and (B) the amount of any outofpocket Losses suffered directly by the Shareholder (such sum, the "Third Party Indemnity Amount") by (ii) $4.75 (subject to adjustments for any stock split, reverse stock split, combination or any other similar transaction involving the Series C Preferred Stock, Parent Class B Common Stock (if the Series C Preferred Stock has been converted into such class) or Parent Class A Common Stock (if the Series C Preferred Stock or Parent Class B Common Stock has been converted into such class)), or (y) the Third Party Indemnity Amount multiplied by 166 2/3% by wire transfer of immediately available funds. The issuance of such shares or payment of immediately available funds shall discharge Parent's indemnification obligations in respect of such Losses.

          (d) Notwithstanding the provisions of this Section 10.5 to the contrary, from and after the date of any IPO, all obligations to indemnify a party hereunder may be paid and discharged only with the payment of cash.

                                   ARTICLE XI

                               GENERAL PROVISIONS

          11.1. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of its counsel and accountants and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement.

          11.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent, to:

              ALLIANCE National Incorporated
              90 Park Avenue
              New York, New York 10016
              Attn:    David W. Beale
                       President
              Fax:  (212) 9076444

              with a copy to:

              Morrison Cohen Singer & Weinstein, LLP
              750 Lexington Avenue
              New York, New York 10022
              Attn: Lawrence B. Rodman, Esq.
              Fax: (212) 7358708

          (b) if to Subject Company (prior to the Effective Time), to:

              InterOffice Superholdings Corporation
              225 Broadhollow Road
              Melville, New York 11747
              Attn:    Scott Rechler, Esq.
                       Jason Barnett, Esq.
              Fax:     (516) 6226788

              and

              2 Manhattanville Road
              Suite 205
              Purchase, New York 10577
              Attn: Jon Halpern
              Fax: (914) 4600661

              with a copy to:

              Herrick, Feinstein LLP
              2 Park Avenue
              New York, New York  10016

              Attn:    Steven M. Rathkopf, Esq.
                       Richard M. Morris, Esq.
              Fax: (212) 8897577

              and a copy to:

              Battle, Fowler LLP
              75 East 55th Street
              New York, New York 10022
              Attn:    Michael Mishaan, Esq.
              Fax:  (212) 8567811

          (c) if to the Shareholder, to:

              InterOffice Superholdings LLC
              225 Broadhollow Road
              Melville, New York 11747
              Attn:    Scott Rechler, Esq.
                       Jason Barnett, Esq.
              Fax:     (516) 6226788

              and

              Herrick, Feinstein LLP
              2 Park Avenue
              New York, New York 10016
              Attn:    Steven M. Rathkopf, Esq.
                       Richard M. Morris, Esq.
              Fax: (212) 8897577

              and

              Battle, Fowler LLP
              75 East 55th Street
              New York, New York 10022
              Attn:    Michael Mishaan, Esq.
              Fax:  (212) 8567811

          11.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          11.4. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be signed by facsimile copy and shall be valid and binding upon delivery of a signed copy by facsimile.

          11.5. Entire Agreement. This Agreement (together with the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          11.6. Governing Law. This Agreement (other than Article II hereof) shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law. Article II of this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

          11.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          11.8. Publicity. Parent and Subject Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by applicable law.

          11.9. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, provided, however, that Parent shall be entitled to make such assignment of any of its indemnification rights hereunder, as collateral security, as may be required pursuant to the Credit Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.


          IN  WITNESS  WHEREOF,   Parent,  Holding,  Subject  Company  and  the
Shareholder have caused this Agreement to be duly and validly executed as of the date first above written.


                                         ALLIANCE NATIONAL INCORPORATED

                                         By:  /s/  David W. Beale
                                              Name:    David W. Beale
                                              Title:   President

                                         ALLIANCE HOLDING, INC.

                                         By:  /s/  David W. Beale
                                              Name:    David W. Beale
                                              Title:   President

                                         INTEROFFICE SUPERHOLDINGS CORPORATION

                                         By:  /s/  Scott H. Rechler
                                              Name:  Scott H. Rechler
                                              Title:

                                         INTEROFFICE SUPERHOLDINGS, LLC

                                         By:      RSI I/O HOLDINGS, INC.,
                                                   its managing member

                                              By:  /s/  Scott H. Rechler
                                                   Name:  Scott H. Rechler
                                                   Title:


                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE

ARTICLE I   DEFINITIONS...........................................................................................1
                  1.1.     DEFINED TERMS..........................................................................1

ARTICLE II  THE MERGER............................................................................................6
                  2.1.     THE MERGER.............................................................................6
                  2.2.     EFFECTIVE TIME.........................................................................7
                  2.3.     EFFECTS OF THE MERGER..................................................................7
                  2.4.     CONVERSION OF SUBJECT COMPANY COMMON STOCK.............................................7
                  2.5.     PARENT COMMON STOCK; PARENT PREFERRED STOCK............................................7
                  2.6.     HOLDING COMMON STOCK...................................................................7
                  2.7.     CERTIFICATE OF INCORPORATION...........................................................7
                  2.8.     BYLAWS.................................................................................8
                  2.9.     TAX CONSEQUENCES; ACCOUNTING TREATMENT.................................................8

ARTICLE III  CLOSING; PAYMENT OF SHAREHOLDER CONTRIBUTION             8
                  3.1.     CLOSING; PAYMENT OF ESTIMATED SHAREHOLDER CONTRIBUTION.................................8
                  3.2.     CERTAIN DEFINITIONS....................................................................9
                  3.3.     CALCULATION OF SHAREHOLDER CONTRIBUTION...............................................11
                  3.4.     CLOSING ADJUSTMENT DOCUMENTS..........................................................12
                  3.5.     ADDITIONAL POSTCLOSING ADJUSTMENTS....................................................13

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SUBJECT COMPANY AND THE SHAREHOLDER................................15
                  4.1.     CORPORATE ORGANIZATION................................................................15
                  4.2.     CAPITALIZATION........................................................................16
                  4.3.     AUTHORITY; NO VIOLATION...............................................................17
                  4.4.     CONSENTS AND APPROVALS................................................................18
                  4.5.     FINANCIAL STATEMENTS..................................................................18
                  4.6.     BROKER'S FEES.........................................................................18
                  4.7.     ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................19
                  4.8.     LEGAL PROCEEDINGS.....................................................................20
                  4.9.     TAXES.................................................................................20
                  4.10.    ERISA.................................................................................22
                  4.11.    COMPLIANCE WITH APPLICABLE LAW........................................................23
                  4.12.    MATERIAL AGREEMENTS...................................................................23
                  4.13.    UNDISCLOSED LIABILITIES...............................................................24
                  4.14.    ENVIRONMENTAL LIABILITY...............................................................24
                  4.15.    PATENTS, TRADEMARKS, ETC..............................................................25
                  4.16.    RELATIONSHIPS WITH EMPLOYEES..........................................................25
                  4.17.    BOOKS AND RECORDS.....................................................................25
                  4.18.    REAL PROPERTY.........................................................................25
                  4.19.    TANGIBLE PERSONAL PROPERTY............................................................27
                  4.20.    INSURANCE.............................................................................27
                  4.21.    HARTSCOTTRODINO INFORMATION...........................................................28
                  4.22.    INVESTMENT COMPANY....................................................................28
                  4.23.    POTENTIAL CONFLICTS OF INTEREST.......................................................28
                  4.24.    DISCLOSURE............................................................................28
                  4.25.    BANKRUPTCY............................................................................29
                  4.26.    ACCREDITED INVESTOR...................................................................29
                  4.27.    INVESTMENT............................................................................29
                  4.28.    SWINLEY DOCUMENTATION.................................................................29
                  4.29.    ACCOUNTS RECEIVABLE...................................................................29

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF PARENT..............................................................30
                  5.1.     CORPORATE ORGANIZATION................................................................30
                  5.2.     CAPITALIZATION........................................................................30
                  5.3.     AUTHORITY; NO VIOLATION...............................................................32
                  5.4.     CONSENTS AND APPROVALS................................................................32
                  5.5.     FINANCIAL STATEMENTS..................................................................33
                  5.6.     BROKER'S FEES.........................................................................33
                  5.7.     ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................33
                  5.8.     LEGAL PROCEEDINGS.....................................................................34
                  5.9.     TAXES.................................................................................35
                  5.10.    ERISA.................................................................................36
                  5.11.    COMPLIANCE WITH APPLICABLE LAW........................................................37
                  5.12.    MATERIAL AGREEMENTS...................................................................37
                  5.13.    UNDISCLOSED LIABILITIES...............................................................38
                  5.14.    ENVIRONMENTAL LIABILITY...............................................................38
                  5.15.    PATENTS, TRADEMARKS, ETC..............................................................39
                  5.16.    RELATIONSHIPS WITH EMPLOYEES..........................................................39
                  5.17.    BOOKS AND RECORDS.....................................................................39
                  5.18.    REAL PROPERTY.........................................................................39
                  5.19.    TANGIBLE PERSONAL PROPERTY............................................................41
                  5.20.    INSURANCE.............................................................................41
                  5.21.    HARTSCOTTRODINO INFORMATION...........................................................42
                  5.22.    INVESTMENT COMPANY. ..................................................................42
                  5.23.    POTENTIAL CONFLICTS OF INTEREST.......................................................42
                  5.24.    DISCLOSURE............................................................................42
                  5.25.    ACCOUNTS RECEIVABLE...................................................................42

ARTICLE VI  COVENANTS RELATING TO CONDUCT OF BUSINESS............................................................43
                  6.1.     CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME.....................................43
                  6.2.     FORBEARANCE...........................................................................43
                  6.3.     TRANSFER OF AGREEMENTS................................................................46

ARTICLE VII  ADDITIONAL AGREEMENTS...............................................................................46
                  7.1.     ACCESS TO INFORMATION.................................................................46
                  7.2.     LEGAL CONDITIONS TO MERGER............................................................48
                  7.3.     ADDITIONAL AGREEMENTS.................................................................48
                  7.4.     ADVICE OF CHANGES.....................................................................48
                  7.5.     ADOPTION OF OPTION PLAN...............................................................49
                  7.6.     FINANCIAL AND TAX REPORTING...........................................................49
                  7.7.     LEGENDS; OPINION REQUIREMENT..........................................................49
                  7.8.     RESTRICTION ON MERGER.................................................................50
                  7.9.     RESERVATION OF SHARES.................................................................50
                  7.10.    CONTINUATION OF EMPLOYEE BENEFITS AND EMPLOYMENT......................................50
                  7.11.    REAL PROPERTY AND OTHER CONVEYANCE TAXES..............................................51
                  7.12.    DIRECTOR AND OFFICER INSURANCE........................................................51
                  7.13.    ELIMINATION OF LIENS..................................................................52
                  7.14.    PRESS RELEASES........................................................................52
                  7.15.    BYLAW AMENDMENTS......................................................................52

ARTICLE VIII  CONDITIONS PRECEDENT...............................................................................52
                  8.1.     CONDITIONS TO OBLIGATIONS OF PARENT...................................................52
                  8.2.     CONDITIONS TO OBLIGATIONS OF SUBJECT COMPANY AND THE SHAREHOLDER......................55

ARTICLE IX  TERMINATION AND AMENDMENT............................................................................57
                  9.1.     TERMINATION...........................................................................57
                  9.2.     EFFECT OF TERMINATION.................................................................58
                  9.3.     AMENDMENT; EXTENSION; WAIVER..........................................................58

ARTICLE X  SURVIVAL OF REPRESENTATIONS; INDEMNITY................................................................58
                  10.1.    SURVIVAL OF REPRESENTATIONS AND AGREEMENTS............................................58
                  10.2.    INDEMNIFICATION.......................................................................59
                  10.3.    MATTERS INVOLVING THIRD PARTIES.......................................................62
                  10.4.    MATTERS INVOLVING THE PARTIES.........................................................63
                  10.5.    SOLE RECOURSE; SETTLEMENT OF LOSSES...................................................64

ARTICLE XI  GENERAL PROVISIONS...................................................................................65
                  11.1.    EXPENSES..............................................................................65
                  11.2.    NOTICES...............................................................................65
                  11.3.    INTERPRETATION........................................................................67
                  11.4.    COUNTERPARTS; FACSIMILE SIGNATURES....................................................68
                  11.5.    ENTIRE AGREEMENT......................................................................68
                  11.6.    GOVERNING LAW.........................................................................68
                  11.7.    SEVERABILITY..........................................................................68
                  11.8.    PUBLICITY.............................................................................68
                  11.9.    ASSIGNMENT; THIRD PARTY BENEFICIARIES.................................................68


Exhibits

Exhibit A  Form of Amended and Restated Articles of Incorporation

Exhibit B  Form of Fourth Amended and Restated Certificate of
           Designation  of Series A Preferred  Stock

Exhibit C  Form of Amended and Restated Certificate  of  Designation  of Series
           B Preferred  Stock

Exhibit D  Form of  Certificate  of  Designation of Series C
           Preferred Stock

Exhibit E  Form of  Stockholders'  Agreement

Exhibit F  Form of RSI Intercompany  Agreement (with form of
           Product Agreement annexed)

Schedules

Schedule 1        Parent Baseline Centers and Historical EBITDA
Schedule 2        Parent New Acquired Centers and Parent New Developed Centers
Schedule 3        Subject Company Baseline Centers and Historical EBITDA
Schedule 4 Subject Company New Acquired Centers and Subject Company New Developed Centers
Schedule 5        Required Lease Consents
Schedule 7.10(e)  Terms of Employment of Linda Marschall and Joanne McDaniel
Schedule 7.13     Liens to be Removed
Schedule 10.2(a)  Subject Company Line Item Indemnities
Schedule 10.2(b)  Parent Line Item Indemnities

Subject Company Disclosure Schedule
Parent Disclosure Schedule